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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

HELMERICH & PAYNE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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2021	HELMERICH & PAYNE, INC. Notice of Annual Meeting of Stockholders and Proxy Statement 2021 ANNUAL MEETING
	March 2, 2021 12:00 p.m., Central time	Online at www.virtualshareholdermeeting.com/HP2021

› FOUNDED IN 1920

HELMERICH & PAYNE, INC. IS COMMITTED TO DELIVERING INDUSTRY LEADING LEVELS OF DRILLING PRODUCTIVITY AND RELIABILITY.

H&P operates with the highest level of integrity, safety and innovation to deliver superior results for our customers and returns for shareholders. Through its subsidiaries, H&P designs, fabricates and operates high performance drilling rigs in conventional and unconventional plays around the world. H&P also develops and implements advanced automation, digital directional drilling and survey management technologies.

WE ARE COMMITTED TO TECHNOLOGIES AND INNOVATION THAT SERVE TO UNITE OUR GOALS OF CUSTOMER VALUE AND SUSTAINABILITY.

OUR COMPANY

- **262** land rigs in the U.S.
- **32** international land rigs
- **8** offshore platform rigs
- **~3,600** employees

OUR CORE VALUES

- › Actively C.A.R.E.
- › Service Attitude
- › Innovative Spirit
- › Teamwork
- › Do the Right Thing

Helmerich & Payne, Inc.
1437 South Boulder Avenue
Tulsa, Oklahoma 74119
918.742.5531
NYSE : HP

helmerichpayne.com

1437 SOUTH BOULDER AVENUE
TULSA, OKLAHOMA 74119

MESSAGE FROM OUR CEO

To our Stockholders,

This past year was one of the most challenging in H&Ps 100-year history. The COVID-19 induced destruction of oil demand is well documented, and in terms of drilling activity, our rig count hit a low in August 2020. In the face of these challenges, our strong financial position and robust organization enabled us to remain focused on long-term strategies.

We continue to develop new commercial models, coupled with innovative drilling and digital technologies that we believe will help transform the customer experience and shape the future of this business. These efforts are progressing despite the difficult environment we currently face and will form the foundation from which H&P will build as the market recovers.

The U.S. industry rig count has started to recover from its lows in August 2020 with H&P leading the way, significantly outpacing peers and almost doubling our rig count from its lowest activity levels in 2020. We have recouped five to six points of market share to a level very close to where we were pre-pandemic. We believe that the quality of our field leadership, rig crews, FlexRig fleet and digital technology solutions, will continue to advance this trend.

The uniqueness of our automated solutions is backed by a patented, economic-driven approach where the software not only makes optimal cost/benefit decisions, but also directs the rig to execute those decisions without the need of human intervention. This improves reliability, enhances value and reduces risk for our customers. H&P will continue to invest in new and diversified technologies for the long-term sustainability of the company.

While our FlexRig and digital technology solution are differentiating, our most formidable competitive advantage is our people. Our employees have always been dedicated to helping our business through the ups and downs of this industry and we know that this experience combined with our rig fleet and technology solutions, is the key to our long-term success. Continuing to invest in our workforce, communities and other stakeholders will generate enduring value for our shareholders.

The company's celebration of its centennial year was both truncated and overshadowed by the challenges in 2020, but in many ways, it was a befitting display of the resilience that has defined H&P these past 100 years. I appreciate the perseverance and grit our people exhibited to meet the many difficulties we encountered in 2020.

Sincerely,
/s/ John W. Lindsay
John W. Lindsay President and Chief Executive Officer

January 19, 2021

1437 South Boulder Avenue
Tulsa, Oklahoma 74119

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

WHEN	WHERE	RECORD DATE
Tuesday, March 2, 2021 12:00 p.m., Central time	Online at www.virtualshareholdermeeting.com/HP2021	You may vote if you were a stockholder of record as of the close of business on January 5, 2021

Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Helmerich & Payne, Inc. (the "Company") will be held for the following purposes:

Proposal				Board's Voting Recommendation	➤ See page

1	To elect as Directors of the Company the 11 nominees named in the attached proxy statement to serve until the Annual Meeting of Stockholders in 2022			FOR	9
	• Delaney M. Bellinger	• John W. Lindsay	• Edward B. Rust, Jr.	each

	• Kevin G. Cramton	• José R. Mas	• Mary M. VanDeWeghe	nominee

	• Randy A. Foutch	• Thomas A. Petrie	• John D. Zeglis

	• Hans Helmerich	• Donald F. Robillard, Jr.

2	To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for our fiscal year ending September 30, 2021			FOR	34

3	To cast an advisory vote to approve the compensation of the Company's executives disclosed in the attached proxy statement			FOR	69

	To consider and transact any other business which properly may come before the meeting or any adjournment thereof

In accordance with the Company's Amended and Restated By-laws (the "By-laws"), the close of business on January 5, 2021, has been fixed as the record date for the determination of the stockholders entitled to notice of, and to vote at, the meeting. The stock transfer books will not close.

Due to the public health impact of the ongoing coronavirus (COVID-19) pandemic, we have made the decision that the Annual Meeting will be virtual only. The health and well-being of our employees, stockholders, and partners are of the utmost importance to us. The Annual Meeting will be conducted via live webcast. You will be able to participate in the Annual Meeting online and submit questions during the Annual Meeting at www.virtualshareholdermeeting.com/HP2021. You will also be able to vote your shares electronically (other than shares held through our employee benefit plans, which must be voted prior to the Annual Meeting). The proxy statement provides information on how to join the Annual Meeting online and about the business we plan to conduct.

The Company is pleased to take advantage of the rules of the Securities and Exchange Commission that allow issuers to furnish proxy materials to their stockholders on the Internet. The Company believes these rules allow it to provide you with the information you need while lowering the costs of delivery and reducing the environmental

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

impact of the Annual Meeting. The Company is mailing to most of its stockholders a Notice of Internet Availability of Proxy Materials, rather than a paper copy of the proxy statement, proxy, and 2020 Annual Report to Stockholders. The notice contains instructions on how to access the proxy materials, vote, and obtain, if you so desire, a paper copy of the proxy materials.

Your vote is important! Whether or not you expect to attend the Annual Meeting online, please vote as promptly as possible so that we may be assured of a quorum to transact business. You may vote by using the Internet or telephone, by completing, signing, dating and returning the proxy mailed to those who receive paper copies of the proxy statement, or by attending the Annual Meeting online at www.virtualshareholdermeeting.com/HP2021 using your 16-digit control number and casting your shares electronically on March 2, 2021. If you attend the Annual Meeting online, you may revoke your proxy and vote electronically during the Annual Meeting.

By Order of the Board of Directors, /s/ William H. Gault William H. Gault Corporate Secretary

Tulsa, Oklahoma
January 19, 2021

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON MARCH 2, 2021

The proxy statement and our 2020 Annual Report to Stockholders are available at www.proxyvote.com.

PROXY STATEMENT

1	GENERAL INFORMATION

5	EXECUTIVE OFFICERS

9	PROPOSAL 1—ELECTION OF DIRECTORS

21	CORPORATE GOVERNANCE

30	DIRECTOR COMPENSATION IN FISCAL YEAR 2020

31	DIRECTOR COMPENSATION TABLE

33	OUTSTANDING EQUITY AWARDS AT FISCAL YEAR 2020 YEAR-END (DIRECTORS)

34	PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

38	COMPENSATION COMMITTEE REPORT

39	EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

57	SUMMARY COMPENSATION TABLE

59	GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2020

60	OUTSTANDING EQUITY AWARDS AT FISCAL YEAR 2020 YEAR-END

62	OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2020

63	PENSION BENEFITS FOR FISCAL YEAR 2020

65	NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR 2020

66	POTENTIAL PAYMENTS UPON CHANGE-IN-CONTROL

67	PAY RATIO DISCLOSURE

68	DELINQUENT SECTION 16(A) REPORTS

68	SUMMARY OF ALL EXISTING EQUITY COMPENSATION PLANS

69	PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

70	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

71	SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

73	ADDITIONAL INFORMATION

   2021 Proxy Statement   |   i

1437 South Boulder Avenue
Tulsa, Oklahoma 74119

PROXY STATEMENT

GENERAL INFORMATION

As a stockholder of Helmerich & Payne, Inc., you are invited to attend the Annual Meeting of Stockholders on March 2, 2021 (the "Annual Meeting") and vote on the items of business described in this proxy statement. The proxy is being solicited by and on behalf of the Board of Directors (the "Board of

Directors" or the "Board") of Helmerich & Payne, Inc., and will be voted at the Annual Meeting. Throughout this proxy statement, Helmerich & Payne, Inc. is referred to as the "Company," "we," "our," or "us."

Important Notice of Electronic Availability of Materials

As permitted by the rules of the Securities and Exchange Commission (the "SEC"), we are making our 2020 Annual Report to Stockholders and this proxy statement available to stockholders electronically via the Internet at the following website: www.proxyvote.com. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, a Notice of Internet Availability of Proxy Materials ("Notice"), which was mailed to most of our stockholders, explains how you may access and review the proxy materials and how you may submit your proxy on the Internet. If you received the Notice, you will not receive a printed copy of the proxy materials unless you request it by following the instructions for requesting such materials contained in the Notice. Stockholders who requested paper copies of proxy materials or previously elected to receive proxy materials electronically did not receive the Notice and are receiving the proxy materials in the format requested. The Notice and the proxy materials are first being made available to our stockholders on or about January 19, 2021.

Annual Meeting Information

Our Annual Meeting will be held at:

WHEN	WHERE	RECORD DATE
Tuesday, March 2, 2021 12:00 p.m., Central time	Online at www.virtualshareholdermeeting.com/HP2021	You may vote if you were a stockholder of record as of the close of business on January 5, 2021

Attendance

If your shares are registered directly in your name with the Company's transfer agent, you are considered a "stockholder of record." If your shares are held in a brokerage account, by a trustee or by another nominee, you are considered a "beneficial owner" of those shares. Only stockholders of record or beneficial owners of the Company's common stock may attend the meeting online.

All attendees must comply with our standing rules, which will be posted at www.virtualshareholdermeeting.com/HP2021. Even if you plan to attend the Annual Meeting online, we recommend that you also vote by proxy as described in this proxy statement so that your vote will be counted if you later decide not to attend the Annual Meeting online.

   2021 Proxy Statement   |   1

GENERAL INFORMATION
Items of Business at Annual Meeting

The Items of business scheduled to be voted on at the Annual Meeting are:

Proposal				Board's Voting Recommendation

1	The election of the 11 nominees named in this proxy statement as Directors of the Company			FOR
	• Delaney M. Bellinger	• John W. Lindsay	• Edward B. Rust, Jr.	each

	• Kevin G. Cramton	• José R. Mas	• Mary M. VanDeWeghe	nominee

	• Randy A. Foutch	• Thomas A. Petrie	• John D. Zeglis

	• Hans Helmerich	• Donald F. Robillard, Jr.

2	The ratification of the appointment of Ernst & Young LLP as our independent auditors for our fiscal year ending September 30, 2021			FOR

3	The advisory vote on executive compensation			FOR

We will also consider any other business that properly comes before the Annual Meeting.

Board Recommendation on Voting

Our Board of Directors recommends that you vote your shares FOR the 11 Director nominees identified under Proposal 1, and FOR Proposals 2 and 3.
Virtual Meeting Information

Attending the Annual Meeting

You may vote at the Annual Meeting if you were a stockholder of record as of the close of business on January 5, 2021. The Annual Meeting will be conducted via live webcast. You will be able to participate in the Annual Meeting online and submit questions during the meeting at www.virtualshareholdermeeting.com/HP2021. You also will be able to vote your shares electronically at the Annual Meeting (other than shares held through our employee benefit plans, which must be voted prior to the Annual Meeting).

To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

The Annual Meeting webcast will begin promptly at 12:00 p.m., Central time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 11:45 a.m., Central time, and you should allow ample time for the check-in procedures.

Reasons for Virtual Meeting

Due to the public health impact of the ongoing coronavirus ("COVID-19") pandemic, the Annual Meeting will be virtual only. The health and well-being of our employees, stockholders, and partners are of the utmost importance to us.

Technical Difficulties During the Annual Meeting

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check in or meeting time, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/HP2021.

2   |   2021 Proxy Statement

GENERAL INFORMATION

Accessing the Annual Meeting Website

All stockholders can visit the Annual Meeting website at www.virtualshareholdermeeting.com/HP2021.

On our Annual Meeting website, you can vote your proxy, submit questions, listen to a live audio webcast of the Annual Meeting on March 2, 2021, access copies of this proxy statement and 2020 Annual Report to Stockholders and other information about the Company, and elect to view future proxy statements and annual reports online instead of receiving paper copies in the mail.

Voting Information

Record Date and Quorum

The holders of a majority of our outstanding common stock entitled to vote at the Annual Meeting must be present online or by proxy for the transaction of business. This is called a "quorum." Abstentions and broker non-votes (as defined below) will be counted as present for purposes of determining the presence of a quorum at the meeting. At the close of business on January 5, 2021, there were 109,291,244 issued and outstanding shares of our common stock, the holders of which are entitled to one vote per share on all matters. We have no other class of securities entitled to vote at the meeting. Only stockholders of record at the close of business on January 5, 2021, will be entitled to vote at the Annual Meeting.

Submitting Voting Instructions for Shares Held in Your Name (i.e., You are a Stockholder of Record)

You may vote your shares of common stock by telephone or over the Internet, by completing, signing, dating and returning a proxy or by attending the Annual Meeting online at www.virtualshareholdermeeting.com/HP2021 using your 16-digit control number and voting your shares electronically on March 2, 2021. A properly submitted proxy will be voted in accordance with your instructions unless you subsequently revoke your instructions. If you submit a signed proxy without indicating your vote, the person voting the proxy will vote your shares according to the Board's recommendation with respect to Proposals 1, 2, and 3 (i.e., FOR the 11 Director nominees identified in this proxy statement, and FOR Proposals 2 and 3).

Submitting Voting Instructions for Shares Held in Street Name (i.e., You are the Beneficial Owner of Your Shares)

If you are a beneficial owner of shares, you must follow the instructions you receive from your broker or other organization holding your shares on your behalf. If you want to vote online during the Annual Meeting, you must obtain a legal proxy from your broker and use your 16-digit control number to attend the Annual Meeting. If you do not submit voting instructions to the organization that holds your shares on your behalf, that organization may still be permitted to vote your shares. Under applicable New York Stock Exchange ("NYSE") rules, the organization that holds your shares may generally vote on routine matters. Proposal 2, the ratification of the appointment of the Company's independent auditors, is a routine matter. However, absent specific instructions from beneficial owners, brokers may not vote for non-routine matters. Proposal 1, the election of Directors and Proposal 3, the advisory vote on executive compensation, are non-routine matters. Such shares that are considered present at the Annual Meeting, but not voted by the broker with respect to Proposals 1 and 3, are referred to herein as "broker non-votes."

Revoking Your Proxy

Any stockholder giving a proxy may revoke it at any time by submission of a later dated proxy or subsequent Internet or telephonic proxy. Stockholders who attend the Annual Meeting online may revoke any proxy previously granted and vote electronically during the Annual Meeting.

Voting Requirements

The election of Directors will require the affirmative vote of a majority of the votes cast by the shares of common stock voting online or by proxy at the Annual Meeting. A majority of the votes cast means that the number of shares voted FOR a Director must exceed the number of shares voted AGAINST that Director. As a result, abstentions and broker non-votes will not affect the outcome of the election of Directors. Any Director who receives a greater number of votes AGAINST his or her election than votes FOR such election will tender his or her resignation to the Board of Directors in accordance with our Corporate Governance Guidelines. The Nominating and Corporate Governance Committee will consider the resignation and recommend to the Board of Directors whether to accept or reject the resignation. The Board of Directors will consider all factors it deems relevant, make a determination, and publicly disclose its decision within 120 days following the date of the Annual Meeting.

   2021 Proxy Statement   |   3

GENERAL INFORMATION

With regard to Proposals 2 and 3, the affirmative vote of a majority of shares of common stock present online or by proxy at the Annual Meeting and entitled to vote at the Annual Meeting is required for approval. As a result, abstentions will have the same effect as a vote AGAINST Proposals 2 and 3. A broker non-vote is not considered a share entitled to vote on the particular matter. Therefore, even though broker non-votes are counted in determining a quorum, with respect to Proposal 3, broker non-votes are excluded from the denominator in determining whether affirmative votes represented a majority of those present and entitled to vote at the Annual Meeting and will not affect the outcome of Proposal 3.

Each outstanding share of our common stock will be entitled to one vote on each matter considered at the meeting. With regard to Proposal 1, the election of Directors, stockholders may vote FOR or AGAINST a Director nominee or abstain from voting on a Director nominee. The proxies executed and returned (or delivered via telephone, over the Internet, or virtually during the Annual Meeting) can be voted only for the named nominees. With regard to Proposal 2, ratification of the appointment of the Company's independent auditors, and Proposal 3, the advisory vote on executive compensation, a stockholder may vote FOR or AGAINST the matter or abstain from voting on the matter.

Vote Tabulation and Results

Broadridge Financial Solutions, Inc. ("Broadridge") will tabulate all votes which are received prior to the date of the Annual Meeting. A representative of Broadridge will serve as inspector of election to tabulate all votes and to certify the voting results. We intend to publish the final results of each Proposal in a Current Report on Form 8-K to be filed with the SEC within four business days of the Annual Meeting.

Solicitation of Proxies

The cost of this solicitation will be paid by us. In addition, arrangements may be made with brokerage houses and other custodians, nominees, and fiduciaries to send proxies and proxy materials to their principals. Solicitation of proxies may be made by mail, telephone, personal interviews, or by other means by our officers and employees who will not receive additional compensation for solicitation activities.

Other Matters

As of this date, management of the Company knows of no business which will come before the Annual Meeting other than that set forth in the notice of the meeting. If any other matter properly comes before the meeting, the persons named as proxies will vote on it in accordance with their best judgment.

4   |   2021 Proxy Statement

EXECUTIVE OFFICERS

The following table sets forth the names and ages of our executive officers, together with the positions and offices held by such executive officers with the Company. Except as noted below, all positions and offices held are with the Company. Officers are elected to serve until the meeting of the Board of Directors following the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified or until their earlier resignation or removal.

NEO	JOHN W. LINDSAY 60 President and Chief Executive Officer since March 2014 Director since September 2012

Prior Positions

•

President and Chief Operating Officer from September 2012 to March 2014

•

Executive Vice President and Chief Operating Officer from 2010 to September 2012

•

Executive Vice President, U.S. and International Operations of Helmerich & Payne International Drilling Co. from 2006 to September 2012

•

Vice President of U.S. Land Operations of Helmerich & Payne International Drilling Co. from 1997 to 2006

NEO	MARK W. SMITH 50 Senior Vice President and Chief Financial Officer since December 2019

Prior Positions

•

Vice President and Chief Financial Officer from June 2018 to December 2019

•

Chief Financial Officer Designate from May 2018 to June 2018

•

Senior Vice President and Chief Financial Officer of Atwood Oceanics, Inc., an offshore drilling company, from June 2015 to October 2017

•

Vice President, Chief Accounting Officer of Atwood Oceanics, Inc. from May 2014 to June 2015

•

Vice President, Corporate Services of Atwood Oceanics, Inc. from 2011 to May 2014

NEO	CARA M. HAIR 44 Senior Vice President, Corporate Services and Chief Legal and Compliance Officer since December 2020

Prior Positions

•

Vice President, Corporate Services and Chief Legal and Compliance Officer from August 2017 to December 2020

•

Vice President, General Counsel and Chief Compliance Officer from March 2015 to August 2017

•

Deputy General Counsel from June 2014 to March 2015

•

Senior Attorney from January 2013 to June 2014

•

Attorney from 2006 to January 2013

NEO	JOHN R. BELL 50 Senior Vice President, International and Offshore Operations of Helmerich & Payne International Holdings since December 2020

Prior Positions

•

Vice President, International and Offshore Operations of Helmerich and Payne International Holdings, from August 2017 to December 2020

•

Vice President, Corporate Services from January 2015 to August 2017

•

Vice President of Human Resources from March 2012 to January 2015

•

Director of Human Resources from 2002 to March 2012

   2021 Proxy Statement   |   5

EXECUTIVE OFFICERS

NEO	MICHAEL P. LENNOX 40 Senior Vice President, U.S. Land Operations of Helmerich & Payne International Drilling Co. since December 2020

Prior Positions

•

Vice President, U.S. Land Operations of Helmerich & Payne International Drilling Co. from August 2017 to December 2020

•

District Manager of Helmerich & Payne International Drilling Co. from 2012 to August 2017

TODD W. BENSON 46 Chief Innovation Officer, Helmerich & Payne Technologies since December 2020

Prior Positions

•

President of Helmerich & Payne Technologies, from October 2018 to December 2020

•

President of Motive Drilling Technologies, Inc., a Helmerich & Payne subsidiary company, from June 2017 to October 2018

•

President and Chief Executive Officer of Motive Drilling Technologies, Inc., a drilling technology company, from February 2016 to June 2017

•

Vice President of Hunt Advanced Drilling Technologies, a drilling technology company, from 2013 to February 2016

Raymond John ("Trey") Adams III 35 Senior Vice President of Digital Operations, Sales, & Marketing since December 2020

Prior Positions

•

Vice President of Digital Operations, Sales, & Marketing of Helmerich & Payne Technologies from September 2020 to December 2020

•

Vice President of Helmerich & Payne Technologies, LLC, a drilling technologies subsidiary of the Company, from July 2018 to September 2020

•

Integration Manager of Motive Drilling Technologies, Inc. and Magnetic Variation Services, from June 2017 to June 2018

•

District Manager of Helmerich & Payne International Drilling Co. from 2015 to June 2017

6   |   2021 Proxy Statement

EXECUTIVE OFFICERS
Sustainability

At Helmerich & Payne, we marked our 100 year anniversary in 2020 as we continue to execute on strategies that lead to our success in the industry and the long-term sustainability of the Company. We are committed to operating in a clean, safe and environmentally responsible manner, and we strive to minimize any potentially negative environmental impacts by reducing pollution and waste and conserving natural resources.

Our focus on technology, people, community, resourcefulness, and innovation all promote our ability to be a sustainable company. Some of the actions we take to improve our sustainability are described below:

ENVIRONMENT	SOCIAL	GOVERNANCE

Drilling Solutions

•

Our sustainability strategy, rooted in our core value of "do the right thing" helps many of our customers operate in regions that have stringent safety and environmental laws and regulations. Our expertise helps our customers meet, and often exceed, these standards as well as their own standards including by:

o

applying industry-accepted environmental best practices;

o

using data to better understand our impacts in a variety of areas such as emissions and safety;

o

converting many of our rigs to allow substitution of natural gas as a fuel source (approximately 19% of our domestic land rigs have been converted to date);

o

upgrading our drilling rig fleet to utilize AC/VFD power and control systems that are more energy efficient and have significantly lower noise levels as compared to silicon-controlled rectifier rigs and mechanical drilling rigs; and

o

using a variety of recycling and other initiatives in our facilities and operations to minimize waste.

Technologies

•

Technological advancements are driving our business forward, and as a leader in utilizing data to drive design and performance, H&P continues to make investments to remain at the forefront of the industry's digital evolution. Our technology helps promote sustainable efforts by:

o

reducing the physical footprints of rigs which helps to minimize the impact on local communities, both directly—via the reduction of acres affected, and indirectly—by reducing the number of employees required, including the impacts on local infrastructure (including reduced traffic);

o

helping to increase the accuracy of drilling, allowing more reserves and production per well, which ultimately reduces the need for more wells; and

o

improving technology which helps enable longer laterals, higher repeatability, and increased production performance per well.

Safety

•

Since our Actively Controlling and Removing Exposures ("Actively C.A.R.E.") program was launched in 2016, employees have submitted nearly 30,000 instances of safety conscious behavior for recognition for which we have awarded over $5 million.

•

According to our internal statistics, derived from self-reporting by employees, since launching our Driving Safety campaign in 2017, the rate of seatbelt usage among our employees has nearly doubled.

•

During 2020, multiple technology solutions were implemented to assist in controlling or removing exposures in rig operations.

•

100% of our Rig Managers and Drillers have received Safety Leadership training.

Culture, Training, and Development

•

We create in-house and values-aligned technical, procedural, and leadership training for field and corporate team members.

•

Our certified instructional designers and facilitators use best practices from the Association of Training & Development to ensure that even our technical training modules speak to and align with The H&P Way.

•

In 2020 our team of internal facilitators conducted an average of four organizational health sessions per week with teams across the organization.

•

During 2020, we underwent a cultural and strategy approach transformation that outfitted all leaders with new knowledge, skills, and shared language to adopt a "Team of Teams" approach to work, while equipping them with the transparency and alignment of Objectives & Key Results style strategy communication cadences.

Diversity, Equity, and Inclusion (DE&I)

•

Despite the challenges faced from the COVID-19 pandemic, we continued our efforts in making our workplace more diverse, equitable, and inclusive. With the help of our newly formed DE&I Workgroup, consisting of employees from different backgrounds, cultures and locations, we added an Organizational Development manager to further refine and execute our DE&I strategy.

•

In 2020, we provided Unconscious Bias training for our Board of Directors, Executive Leadership Team and other key leaders.

We expect corporate, professional, and personal responsibility from all of our employees and compliance with high ethical standards to achieve operational excellence. In addition to the corporate governance oversight provided by the Board and its committees, management observes and enforces our Code of Business Conduct and Ethics described on our website at www.helmerichpayne.com.

Governance Structures

•

In the event that the Chairman of the Board is not an independent director then the independent directors will annually elect an independent director to serve as lead director.

•

We do not maintain a classified Board.

•

We permit shareholder proxy access for director nominations as described in "Additional Information—Stockholder Proposal and Nominations."

Risk Management

•

Our Board and its committees seek to monitor the various types of risk facing the Company and to understand how the company is addressing risk as described in "Additional Information Concerning the Board of Directors—Our Risk Management Program and the Board's Role in Risk Oversight."

•

Our Board consists of individuals with diversity of perspectives and experiences intended to promote comprehensive consideration of issues facing the Company.

   2021 Proxy Statement   |   7

EXECUTIVE OFFICERS

ENVIRONMENT	SOCIAL	GOVERNANCE

Community

Helmerich & Payne and our people have a history in making a difference in the communities where we live and work. These efforts continued in 2020 although in-person activity was reduced due to the pandemic. Here are a few examples of the organizations and causes we support:

United Way

We raise money for the United Way through employee donations, matching donations from the Company, volunteer events, and fundraisers. Additionally, in 2020, H&P donated to COVID-19 relief funds across the United States.

The H&P Way Fund

Our employees contribute to support coworkers affected by personal emergencies, medical emergencies, home disasters, and natural catastrophes. All employee donations are matched by the Company dollar-for-dollar.

➤
Our sustainability commitment is reflected in our Sustainability disclosures, which can be accessed electronically under the "Sustainability" section of our website at www.helmerichpayne.com/sustainability. Please note that the information presented on our website is not part of our proxy solicitation materials.

8   |   2021 Proxy Statement

PROPOSAL 1—ELECTION OF DIRECTORS

At the Annual Meeting, 11 Directors are to be elected for terms of one year each. All incumbent Directors are standing for re-election. All nominees have agreed to be named in this proxy statement and have indicated a readiness to continue to serve if elected. The Nominating and Corporate Governance Committee (referred to in this section as the "NCG Committee") has determined that each of the nominees qualifies for election under its criteria for evaluation of directors and has recommended that each of the candidates be nominated for election. If any nominee becomes unable to serve prior to the Annual Meeting, shares represented by proxy may be voted for a substitute designated by the Board of Directors, unless a contrary instruction is noted on the proxy. The Board of Directors has no reason to believe that any of the nominees will become unavailable. As detailed under

"Additional Information Concerning the Board of Directors—Director Independence" below, the Board of Directors has affirmatively determined that each of the nominees, other than Messrs. Helmerich and Lindsay, qualifies as "independent" as that term is defined under the rules of the NYSE and the SEC, as well as our Corporate Governance Guidelines.

Directors are required by our By-laws to be less than age 72 when elected or appointed. The Board may waive the age limit for directors whose continued service is deemed uniquely important to the Company. The Board has waived the age limits for Thomas A. Petrie and John D. Zeglis because of the valuable perspective that their service brings to the Board.

Director Identification, Evaluation, and Nomination
GENERAL PRINCIPLES AND PROCEDURES

We believe that the continuing service of qualified incumbents promotes stability and continuity in the boardroom, contributing to the Board's ability to work as a collective body, while giving us the benefit of familiarity and insight into our affairs that our Directors have accumulated during their tenure. Accordingly, the process for identifying nominees reflects our practice of re-nominating incumbent Directors who continue to satisfy the NCG Committee's criteria for membership on the Board and the eligibility requirements of our By-laws, whom the NCG Committee believes continue to make important contributions to the Board, and who consent to continue their service on the Board.

In general, and as more fully outlined in the Corporate Governance Guidelines, in considering candidates for election at an Annual Meeting of Stockholders, the NCG Committee will:

  •
  consider if the Director continues to satisfy the minimum qualifications for director candidates as set forth in the Corporate Governance Guidelines;

  •
  assess the performance of the Director during the preceding term; and

  •
  determine whether there exist any special, countervailing considerations against re-nomination of the Director.

If the NCG Committee determines that (i) an incumbent Director consenting to re-nomination continues to be qualified and has satisfactorily performed his or her duties as Director during the preceding term, and (ii) there exists no reason, including considerations relating to the composition and functional needs of the Board as a whole, why in the NCG Committee's view the incumbent Director should not be re-nominated, then the NCG Committee will, absent special circumstances, propose the incumbent Director for re-election.

   2021 Proxy Statement   |   9

PROPOSAL 1—ELECTION OF DIRECTORS

The NCG Committee will identify and evaluate new candidates for election to the Board where it identifies a need to do so, including for the purpose of filling vacancies or a decision of the Directors to expand the size of the Board. The NCG Committee will solicit recommendations for nominees from persons that the NCG Committee believes are likely to be familiar with qualified candidates. The NCG Committee may also determine to engage a professional search firm to assist in identifying qualified candidates.

As to each recommended candidate that the NCG Committee believes merits consideration, the NCG Committee will:

  •
  cause to be assembled information concerning the background and qualifications of the candidate;

  •
  determine if the candidate satisfies the minimum qualifications required by our

    Corporate Governance Guidelines and the eligibility requirements of our By-laws;

  •
  determine if the candidate possesses any of the specific qualities or skills that the NCG Committee believes must be possessed by one or more members of the Board;

  •
  consider the contribution that the candidate can be expected to make to the overall functioning of the Board; and

  •
  consider the extent to which the membership of the candidate on the Board will promote diversity among the Directors.

Based on all available information and relevant considerations, the NCG Committee will select and recommend to the Board a candidate who, in the view of the NCG Committee, is most suited for membership on the Board.

STOCKHOLDER RECOMMENDATIONS

The NCG Committee considers recommendations for Director candidates submitted by holders of our shares entitled to vote generally in the election of Directors. Candidates for Director who are properly recommended by our stockholders will be evaluated in the same manner as any other candidate for Director. In addition, the NCG Committee may consider the number of shares held by the recommending stockholder and the length of time such shares have been held.

For each Annual Meeting of Stockholders, the NCG Committee will accept for consideration only one recommendation from any stockholder or affiliated group of stockholders. The NCG Committee will only consider recommendations of nominees for Director who satisfy the minimum qualifications prescribed by our Corporate Governance Guidelines and the eligibility requirements of our By-laws. For a stockholder recommended candidate to be considered by the NCG Committee, the stockholder recommendation must be submitted in writing before our fiscal year-end to

Helmerich & Payne, Inc. Attention: Corporate Secretary 1437 South Boulder Avenue Suite 1400 Tulsa, Oklahoma 74119

and must include the reasons for the recommendation, a description of the candidate's qualifications and the candidate's written consent to being considered as a Director nominee, together with a statement of the number of shares of our stock beneficially owned by the stockholder making the recommendation and by any other supporting stockholders (and their respective affiliates). The NCG Committee may require the stockholder submitting the recommendation or the recommended candidate to furnish such other information as the NCG Committee may reasonably request.

10   |  2021 Proxy Statement

PROPOSAL 1—ELECTION OF DIRECTORS
STOCKHOLDER NOMINATIONS

Our By-laws provide that stockholders meeting certain requirements may nominate persons for election to the Board of Directors if such stockholders comply with the procedures set forth in our By-laws.

➤
For more information on stockholder nominations, see "Additional Information—Stockholder Proposals and Nominations."
Director Qualification Standards

All persons nominated to serve as one of our Directors should possess the following minimum qualifications more fully discussed in our Corporate Governance Guidelines. Specifically, all candidates:

  •
  must be individuals of personal integrity and ethical character;

  •
  should be free of conflicts of interest that would materially impair his or her judgment;

  •
  must be able to represent fairly and equally all of our stockholders;

  •
  must have demonstrated achievement in business, professionally, or the like;

  •
  must have sound judgment;

  •
  must have a general appreciation regarding major issues facing public companies of a size and operational scope similar to ours;

  •
  must have, and be prepared to devote, adequate time to the Board and its committees; and

  •
  must not conflict with any of our term or age limits for Directors.

The NCG Committee will also ensure that:

at least a majority of the Directors serving at any time on the Board are independent, as defined under the rules of the NYSE and applicable law;

all Audit Committee members are independent and satisfy the financial literacy requirements required for service on the Audit Committee under the rules of the NYSE; and

at least some of the independent Directors have experience as senior executives of a public or substantial private company.

Our Corporate Governance Guidelines also provide, in lieu of a formal diversity policy, that as part of the nomination process, the NCG Committee will consider diversity in professional background, experience, expertise, perspective, age, gender, and ethnicity with respect to Board composition as a whole. With respect to diversity, we place particular emphasis on identifying candidates whose experiences and talents complement and augment those of other Board members with respect to matters of importance to the Company. We attempt to balance the composition of the Board to promote comprehensive consideration of issues. Our current Board composition achieves this through widely varying levels and types of business and industry experience among current Board members. We monitor the composition and functioning of our Board and committees through both an annual review of our Corporate Governance Guidelines and a self-evaluation process undertaken each year by our Directors.

The foregoing qualification attributes are only threshold criteria, however, and the NCG Committee will also consider the contributions that a candidate can be expected to make to the collective functioning of the Board based upon the totality of the candidate's credentials, experience, and expertise, the composition of the Board at the time, and other relevant circumstances.

   2021 Proxy Statement   |   11

PROPOSAL 1—ELECTION OF DIRECTORS
Director Nominees

The information that follows, including principal occupation or employment for the past five or more years and a summary of each individual's experience, qualifications, attributes or skills that have led to the conclusion that each individual should serve as a Director in light of our current business and structure, is furnished with respect to each Director nominee.

	DELANEY M. BELLINGER	Director since 2018
DIRECTOR • Age 62 COMMITTEES • Audit • Nominating and Corporate Governance

CAREER HIGHLIGHTS

•

Ms. Bellinger served as the Chief Information Officer for Huntsman Corporation, a global manufacturer and marketer of differentiated chemicals, from 2016 to 2018.

•

Prior to her role at Huntsman, she was the Chief Information Officer for EP Energy, an exploration and production company in Houston, Texas.

•

Before joining EP Energy, she was the Chief Information Officer for YUM! Brands, Inc., formerly Tricon Global Restaurants, for 10 years.

•

Prior to joining YUM! Brands, Ms. Bellinger held technical development, account management, as well as sales and consulting positions during her 13-year career with EDS following her Drilling Engineer position with ExxonMobil.

•

Ms. Bellinger has served on the Board of Directors for the Women's Foodservice Forum.

•

She was the Chair of the National Retail Federation Chief Information Officers Board and served on the Board of The Parish School.

•

She is currently on the non-profit Board for TicKids and The Advisory Board of The Gateway Academy in Houston, Texas.

EDUCATION

Ms. Bellinger holds a Bachelor of Engineering in Civil Engineering from Vanderbilt University.

KEY QUALIFICATIONS AND EXPERTISE

The Board believes that Ms. Bellinger provides significant insight and guidance to the Board and the Company as a result of her experience in the oil and gas industry and expertise as a Chief Information Officer.

12   |   2021 Proxy Statement

PROPOSAL 1—ELECTION OF DIRECTORS

	KEVIN G. CRAMTON	Director since 2017
DIRECTOR • Age 61 COMMITTEES • Audit • Nominating and Corporate Governance

CAREER HIGHLIGHTS

•

Mr. Cramton has been an operating partner at HCI Equity Partners, a private equity firm headquartered in Washington, D.C., since 2016.

•

Since 2019, he has served as Chairman of the Board and Chief Executive Officer of Tribar Technologies, Inc., a leading designer and manufacturer of automotive trim components.

•

He previously served as Executive Chairman of the Board of Atlantix Global Systems, a leading reseller of IT hardware and services, from 2016 to 2017.

•

Mr. Cramton served from 2012 to 2015 as the Chief Executive Officer of Cardone Industries, the largest remanufacturer of automotive aftermarket components.

•

Mr. Cramton served from 2011 to 2012 as Chief Executive Officer of Revstone Industries, a major supplier of highly engineered automotive components, and from 2007 to 2011 as Managing Director of RHJ International (Ripplewood Holdings), a publicly-traded, investment holding company.

•

Mr. Cramton has served on various company boards, both public and private, and worked in various management positions during a 20-year career at Ford Motor Company.

EDUCATION

Mr. Cramton holds a Bachelor of Arts in Business Administration and a Master of Business Administration in Finance degree from Michigan State University.

KEY QUALIFICATIONS AND EXPERTISE

The Board believes that Mr. Cramton's diverse global business experience, including his chief executive officer experience, enables him to provide the Board and the Company with valuable input and guidance.

   2021 Proxy Statement   |   13

PROPOSAL 1—ELECTION OF DIRECTORS

	RANDY A. FOUTCH	Director since 2007
LEAD DIRECTOR • Age 69 COMMITTEES • Human Resources • Nominating and Corporate Governance

CAREER HIGHLIGHTS

•

In 2020, Mr. Foutch founded RAF Consulting, which provides professional consulting services to several companies.

•

In 2006, Mr. Foutch founded Laredo Petroleum, Inc., a publicly-traded, Mid-Continent focused oil and natural gas exploration and production company, where he served as Chief Executive Officer from 2006 to 2019 and as a Director and Chairman of the Board until May 2020.

•

He founded and served in executive roles with Colt Resources Corp., Latigo Petroleum, Inc. and Lariat Petroleum, Inc. prior to their sales.

•

He served as a Director of Bill Barrett Corporation from 2006 to 2011, MacroSolve, Inc. from 2006 to 2008 and Cheniere Energy, Inc. from 2013 to 2015.

•

Mr. Foutch is an Advisory Board member and consultant to Devonshire Investors, an advisor to the Energy Group at Warburg Pincus, and serves on the Advisory Board at Pattern Computer. He also serves on several nonprofit boards.

•

Mr. Foutch has received an E&Y Entrepreneur of the Year Award in 2012, a Distinguished Graduate Award by Leadership Oklahoma in 2011 and the American Association of Petroleum Geologists' Public Service Award.

EDUCATION

Mr. Foutch holds a Bachelor of Science degree in Geology from the University of Texas, Austin, and a Master of Science degree in Petroleum Engineering from the University of Houston.

KEY QUALIFICATIONS AND EXPERTISE

As a result of Mr. Foutch's service as a chief executive officer and in other executive positions and as a director of several oil and gas exploration and development companies, the Board believes that he provides valuable business, leadership and management experience and insights into many aspects of the oil, natural gas and contract drilling industries. The Board believes Mr. Foutch's background provides the necessary expertise to serve as Chairman of the Nominating and Corporate Governance Committee of the Board and as the Company's Lead Director.

14   |   2021 Proxy Statement

PROPOSAL 1—ELECTION OF DIRECTORS

	HANS HELMERICH	Chairman of the Board since 2012
CHAIRMAN OF THE BOARD OF DIRECTORS • Age 62 COMMITTEES • None

CAREER HIGHLIGHTS

•

Mr. Helmerich has been a Director of the Company since 1987.

•

He served as Chief Executive Officer of the Company from 1989 to 2014 and President from 1987 to 2012.

•

Mr. Helmerich has been a Director of Cimarex Energy Co., a publicly-traded energy exploration and production company, since 2002.

•

He was a Trustee of The Northwestern Mutual Life Insurance Company from 2006 to May 2020.

•

He was a Director of Atwood Oceanics, Inc. from 1989 to 2017.

EDUCATION

Mr. Helmerich is a graduate of Dartmouth College and completed the Harvard Business School Program for Management Development.

KEY QUALIFICATIONS AND EXPERTISE

The Board believes that Mr. Helmerich brings to the Board in-depth experience as a business executive in the contract drilling industry. For over 25 years, Mr. Helmerich provided continuity of leadership and strategic vision which resulted in the Company's significant growth and outstanding performance.

	JOHN W. LINDSAY	Chief Executive Officer since 2014 President since 2012
DIRECTOR, CHIEF EXECUTIVE OFFICER AND PRESIDENT, HELMERICH & PAYNE, INC. • Age 60 COMMITTEES • None

CAREER HIGHLIGHTS

•

Mr. Lindsay has been President of the Company since 2012 and Chief Executive Officer of the Company since 2014.

•

He has been a Director of the Company since 2012.

•

Mr. Lindsay joined the Company in 1987 and has served in various positions, including Vice President, U.S. Land Operations from 1997 to 2006, Executive Vice President, U.S. and International Operations of Helmerich & Payne International Drilling Co., from 2006 to 2010, Executive Vice President and Chief Operating Officer of the Company from 2010 to 2012, and President and Chief Operating Officer of the Company from 2012 to 2014.

•

Mr. Lindsay has served as a Director of Arcosa, Inc., a publicly-traded company, since 2018.

EDUCATION

Mr. Lindsay holds a Bachelor of Science degree in Petroleum Engineering from the University of Tulsa.

KEY QUALIFICATIONS AND EXPERTISE

The Board believes that Mr. Lindsay brings to the Board and the Company significant knowledge and experience in the contract drilling industry. He provides a management representative on the Board with extensive knowledge of our day-to-day operations which facilitates the Board's oversight of management's strategy, planning, and performance.

   2021 Proxy Statement   |   15

PROPOSAL 1—ELECTION OF DIRECTORS

	JOSÉ R. MAS	Director since 2017
DIRECTOR • Age 49 COMMITTEES • Human Resources • Nominating and Corporate Governance

CAREER HIGHLIGHTS

•

Mr. Mas has served as the Chief Executive Officer of MasTec, Inc., a leading infrastructure construction company operating primarily throughout North America across a range of industries, since April 2007.

•

He joined MasTec, Inc. in 1992 and has been a member of MasTec, Inc.'s Board of Directors since 2001.

•

MasTec, Inc.'s primary activities include the engineering, building, installation, maintenance and upgrade of energy, utility, and communications infrastructure.

•

He previously served on the Boards of Neff Rental for six years and the United States Hispanic Chamber of Commerce for three years.

•

Mr. Mas was awarded the Ernst & Young National Entrepreneur of the year award in 2011 and in 2012.

EDUCATION

Mr. Mas holds a Bachelor of Business Administration and a Master of Business Administration from the University of Miami.

KEY QUALIFICATIONS AND EXPERTISE

As a result of his service as a chief executive officer and Director of a publicly-traded corporation, the Board believes that Mr. Mas provides the Board and the Company with meaningful knowledge and perspective on a wide variety of matters.

	THOMAS A. PETRIE	Director since 2012
DIRECTOR • Age 75 COMMITTEES • Human Resources • Nominating and Corporate Governance

CAREER HIGHLIGHTS

•

Mr. Petrie has served as the Chairman of Petrie Partners, LLC, a Denver-based investment banking firm that offers financial advisory services to the oil and gas industry, since 2012.

•

In 1989, he co-founded Petrie Parkman & Co. and served as its Chairman and Chief Executive Officer from 1989 to 2006.

•

Mr. Petrie served as a Vice Chairman of Merrill Lynch following the merger of Petrie Parkman & Co. with Merrill Lynch in 2006 until 2009.

•

Mr. Petrie also served until 2012 as Vice Chairman of Bank of America following Bank of America's acquisition of Merrill Lynch in 2009.

•

Mr. Petrie has been an active advisor on more than $250 billion of energy-related mergers and acquisitions.

EDUCATION

Mr. Petrie holds a Bachelor of Science degree from the United States Military Academy at West Point and a Master of Science degree in Business Administration from Boston University.

KEY QUALIFICATIONS AND EXPERTISE

The Board believes that Mr. Petrie's significant financial and energy industry experience enables him to provide valuable input and guidance into many aspects of the oil and gas industry.

16   |   2021 Proxy Statement

PROPOSAL 1—ELECTION OF DIRECTORS

	DONALD F. ROBILLARD, JR.	Director since 2012
DIRECTOR • Age 69 COMMITTEES • Audit • Nominating and Corporate Governance

CAREER HIGHLIGHTS

•

A 34-year employee of Hunt Oil and Hunt Consolidated, a private international company with interests in oil and gas exploration and production, refining, real estate development, private equity investments and land, Mr. Robillard served as Executive Vice President, Chief Financial Officer and Chief Risk Officer of Hunt Consolidated, as well as a Director of both companies, from 2015 until his retirement in January 2017. In June 2020, Mr. Robillard joined the Board of RRH Corporation, the holding company for all Hunt subsidiaries.

•

Prior to 2015, Mr. Robillard served as a financial officer of Hunt Consolidated, Inc. and/or its subsidiaries since 1992.

•

He was also CEO and Chairman of ES Xplore, LLC, a direct hydrocarbon indicator company, from early 2016 until September 1, 2017, when the company successfully transitioned to a new CEO and a new Chairman.

•

In 2018, Mr. Robillard formed Robillard Consulting, LLC, an oil and gas advisory firm.

•

He has also served as a Director of publicly-traded Cheniere Energy, Inc. since 2014 and as Chair of its Audit Committee since 2015.

•

Mr. Robillard is a Certified Public Accountant and an active member of both Financial Executives International, where he has served as a national director, and the National Association of Corporate Directors. He also serves as a Director on the Advisory Board of The Institute for Ethics and Corporate Governance at the University of Texas at Dallas.

EDUCATION

Mr. Robillard holds a Bachelor of Arts in Business Administration from the University of Texas, Austin.

KEY QUALIFICATIONS AND EXPERTISE

As a result of his service as a chief financial officer at a major corporation directing the treasury, finance, planning, insurance, risk, and accounting functions, the Board believes that Mr. Robillard brings to the Board large company leadership, financial expertise, and experience in the oil and gas industry. The Board believes that Mr. Robillard's background provides the necessary expertise to serve as the Chairman of the Audit Committee of the Board.

   2021 Proxy Statement   |   17

PROPOSAL 1—ELECTION OF DIRECTORS

	EDWARD B. RUST, JR.	Director since 1997
DIRECTOR • Age 70 COMMITTEES • Audit • Nominating and Corporate Governance

CAREER HIGHLIGHTS

•

From 1987 until his retirement in 2016, Mr. Rust served as Chairman of the Board of State Farm Mutual Automobile Insurance Company, the largest insurer of automobiles and homes in the United States.

•

Mr. Rust was also President of State Farm Mutual Automobile Insurance Company from 1985 to 1998 and from 2007 to 2014, as well as Chief Executive Officer from 1985 to 2015.

•

He has been a Director of Caterpillar, Inc., a publicly-traded manufacturer of construction and mining equipment, since 2003 and a Director of S&P Global Inc., formerly known as McGraw Hill Financial, Inc., a publicly-traded global information services provider serving the financial services and business information markets, since 2001.

EDUCATION

Mr. Rust received his Bachelor of Business Administration from Illinois Wesleyan University and his Juris Doctor and Master of Business Administration degrees from Southern Methodist University.

KEY QUALIFICATIONS AND EXPERTISE

His role as chief executive officer at a major corporation and experience as a Director of large, publicly-traded, multi-national corporations enables Mr. Rust to provide significant input and guidance to the Board and the Company.

	MARY M. VANDEWEGHE	Director since 2019
DIRECTOR • Age 61 COMMITTEES • Human Resources • Nominating and Corporate Governance

CAREER HIGHLIGHTS

•

Ms. VanDeWeghe has been the Chief Executive Officer and President of Forte Consulting Inc., a financial and management consulting firm, since 2009.

•

Previously, Ms. VanDeWeghe served as Senior Vice President of Finance for Lockheed Martin Corporation, and held positions in corporate finance, capital markets, and general management at J.P. Morgan, where she rose to the rank of Managing Director.

•

She also previously was a finance professor at the business schools at Georgetown University and the University of Maryland.

•

Ms. VanDeWeghe currently serves on the Board of Directors of Principal Funds.

•

She previously served on the Boards of Directors of Denbury Resources, Inc., B/E Aerospace, Inc., Ecolab Inc., Nalco Holding Co., W.P. Carey Inc., and Brown Advisory.

EDUCATION

Ms. VanDeWeghe holds a Bachelor of Arts degree from Smith College and a Master of Business Administration from the Tuck School of Business at Dartmouth College.

KEY QUALIFICATIONS AND EXPERTISE

Ms. VanDeWeghe's extensive business experience developed through executive responsibilities, consulting assignments and board positions, and her finance expertise gained through capital markets and corporate finance experiences enable her to provide valuable insight and guidance to the Board and the Company.

18   |   2021 Proxy Statement

PROPOSAL 1—ELECTION OF DIRECTORS

	JOHN D. ZEGLIS	Director since 1989
DIRECTOR • Age 73 COMMITTEES • Audit • Nominating and Corporate Governance

CAREER HIGHLIGHTS

•

From 1999 until his retirement in 2004, Mr. Zeglis served as Chief Executive Officer and Chairman of the Board of AT&T Wireless Services, Inc.

•

He served as President of AT&T Corporation from December 1997 to July 2001, Vice Chairman from June 1997 to November 1997, General Counsel and Senior Executive Vice President from 1996 to 1997, and Senior Vice President and General Counsel from 1986 to 1996.

•

Mr. Zeglis has been a Director of The Duchossois Group since 2010.

•

He has previously served on the boards of numerous other public and private companies.

EDUCATION

Mr. Zeglis holds a Bachelor of Science in Finance degree from the University of Illinois and a Juris Doctor from Harvard Law School.

KEY QUALIFICATIONS AND EXPERTISE

Through his past service as a chief executive officer at a major corporation and service as a Director of large, publicly-traded multi-national corporations, Mr. Zeglis brings to the Board large company leadership, expertise and experience in many areas including corporate governance, and general business and financial strategic oversight. The Board believes Mr. Zeglis provides significant insight and guidance to the Board and the Company.

Our Board unanimously recommends a vote FOR each of the persons nominated by the Board.

   2021 Proxy Statement   |   19

PROPOSAL 1—ELECTION OF DIRECTORS

The Board values a diverse group of directors who possess the background, skills and expertise and the highest level of personal and professional ethics, integrity, judgment, and values to represent the long-term interests of the Company and its stockholders.	➤ Additional information about each director is provided in the biographies beginning on page 12.

Director Nominee Skills and Experiences	Delaney M. Bellinger	Kevin G. Cramton	Randy A. Foutch	Hans Helmerich	John W. Lindsay	José R. Mas	Thomas A. Petrie	Donald F. Robillard, Jr.	Edward B. Rust, Jr.	Mary M. VanDeWeghe	John D. Zeglis	# of Directors

Accounting and finance	•	•	•			•	•	•	•	•	•	9

Corporate governance	•	•	•	•	•	•	•	•	•	•	•	11

Diverse industries	•	•	•	•		•		•	•	•	•	9

Engineering	•		•		•	•	•					5

Executive leadership	•	•	•	•	•	•	•	•	•	•	•	11

Global business	•	•	•	•	•	•	•	•	•	•	•	11

Information Technology	•	•	•									3

Investment, private equity and capital markets		•	•	•	•		•	•		•		7

Law									•		•	2

Oil and gas industry	•		•	•	•		•	•		•		7

Public company board experience		•	•	•	•	•	•	•	•	•	•	10

Risk management	•	•	•	•	•	•		•	•	•	•	10

Strategic planning	•	•	•	•	•	•	•	•	•	•	•	11

More than 27 percent of our Director nominees are ethnically and/or gender diverse. Of the four independent Directors added to our Board since 2017, 75 percent are ethnically and/or gender diverse and 50 percent are women.

20   |   2021 Proxy Statement

ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

Corporate Governance

The Board has adopted Corporate Governance Guidelines to address significant corporate governance issues. Our Corporate Governance Guidelines, as well as our Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and our By-Laws, all Board committee charters, our Code of Business Conduct and Ethics, which is applicable to our Directors, officers, and employees, the Code of Ethics for Principal Executive Officer and Senior Financial Officers, the Related Person Transaction Policies and Procedures, the Foreign Corrupt Practices Act Compliance Policy, and our Sustainability Statement are available on our website, www.helmerichpayne.com/governance.

The information on our website is not incorporated by reference in this proxy statement. A printed copy of the above-mentioned documents will be provided without charge upon written request to our Corporate Secretary.

Our Corporate Governance Guidelines provide a framework for our corporate governance initiatives and cover topics such as director independence and selection and nomination of director candidates, communication with the Board, Board committee matters, and other areas of import. Certain highlights from our Corporate Governance Guidelines, as well as other corporate governance matters, are discussed below.

Director Independence

Our Corporate Governance Guidelines provide that a majority of the Board must meet the requirements for being an independent director under the listing standards of the NYSE and applicable law, including the requirement that the Board affirmatively determine that the Director has no material relationship with us. To guide its determination of whether a Director is independent, the Board has adopted the following categorical standards:

A Director will not be independent if:

  •
  the Director is, or has been, within the last three years, a Company employee, or an immediate family member is, or has been within the last three years, an executive officer of the Company;

  •
  the Director has received, or an immediate family member has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from us, other than Director and committee fees and pension and other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

  •
  the Director is a current partner or employee of a firm that is our internal or external auditor;

  •
  the Director has an immediate family member who is a current partner of a firm that is our internal or external auditor;

  •
  the Director has an immediate family member who is a current employee of a firm that is our internal or external auditor and who personally works on the Company's audit;

  •
  the Director or an immediate family member was within the last three years a partner or employee of a firm that is our internal or external auditor and personally worked on our audit within that time;

  •
  the Director or an immediate family member is, or has been within the last three years,

   2021 Proxy Statement   |   21

ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

    employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company's compensation committee; or

  •
  the Director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000 or two percent of such other company's consolidated gross revenues.

In addition, the following commercial and charitable relationships will not be considered material relationships that would impair a Director's independence:

  •
  the Director (or an immediate family member of the Director) is, or during the last fiscal year has been, an affiliate or executive officer of another company (including banks or financial institutions) to which we were indebted, or to which such other company was indebted to us, during the last or current fiscal year and the total amount of indebtedness did not exceed two percent of the total consolidated assets of the indebted entity at the end of such fiscal year;

  •
  the Director (or an immediate family member of the Director) is, or during the last fiscal year has been, an executive officer, director or trustee of a charitable organization where our annual discretionary charitable contributions to the charitable organization, in the last or current fiscal year, did not exceed the greater of $1,000,000 or two percent of that organization's consolidated gross revenues;

  •
  the Director (or an immediate family member of a Director) is a member of, employed by, or of counsel to a law firm or investment banking firm that performs services for us, provided the payments made by us to the firm during a fiscal year do not exceed two percent of the firm's gross revenues for the fiscal year, and the Director's relationship with the firm is such that his or her compensation is not linked directly or indirectly to the amount of payments the firm receives from us; or

  •
  a relationship arising solely from a Director's position as a director of another company that engages in a transaction with us will not be deemed a material relationship or transaction that would cause a Director to not be independent.

A Director who is a member of our Audit Committee will not be independent if such Director: (i) other than in his or her capacity as a member of the Board, the Audit Committee or any other Board committee, accepts directly or indirectly any consulting, advisory, or other compensatory fee from us or any subsidiary (except for retirement benefits to the extent permitted by applicable rules of the SEC); or (ii) is an affiliated person (as defined by the SEC) of us or any subsidiary. Similarly, in affirmatively determining the independence of any Director who will serve on the Human Resources Committee, the Board considers all factors specifically relevant to determining whether a Director has a relationship to the Company which is material to that Director's ability to be independent from management in connection with the duties of a Human Resources Committee member, including, but not limited to: (i) the source of compensation of such Director, including any consulting, advisory, or other compensatory fee paid by the Company to such Director; and (ii) whether such Director is affiliated with the Company, a subsidiary of the Company, or an affiliate of a subsidiary of the Company.

Generally, relationships not addressed by the NYSE rules or otherwise described above will not cause an otherwise independent Director to be considered not independent. For relationships that do not fall within the categories delineated above, the other Directors who are otherwise independent under the guidelines will determine whether a relationship is material and, therefore, whether such Director would be independent.

In determining the independence of Mses. Bellinger and VanDeWeghe and Messrs. Cramton, Foutch, Mas, Petrie, Robillard, Rust, and Zeglis, the Board of Directors considered that the Company, through its wholly owned subsidiaries, provides or provided drilling or other services to Denbury Resources, Inc. ("Denbury") at market rates during fiscal year 2020. Ms. VanDeWeghe served as a director of Denbury until September 2020.

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ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

After applying the standards set forth above in our Corporate Governance Guidelines, the Board determined that Mses. Bellinger and VanDeWeghe and Messrs. Cramton, Foutch, Mas, Petrie, Robillard, Rust, and Zeglis, our current, non-employee directors, had no material relationship with the Company and that each is independent under our categorical standards and the requirements of the NYSE and applicable law.

Board Leadership Structure

We believe that the most effective board structure is one that emphasizes board independence and ensures that the board's deliberations are not dominated by management. With the exception of Messrs. Helmerich and Lindsay, our Board is composed entirely of independent Directors. Our Nominating and Corporate Governance Committee, which is composed of our independent directors only, regularly reviews the Board's leadership structure to ensure that it enables the Board to fulfill its responsibility to provide independent oversight and management for the Company.

Our Corporate Governance Guidelines provide that if the Chairman of the Board (the "Chairman") is not an independent director then the independent directors will annually elect an independent director to serve as lead director (the "Lead Director"). The independent directors designated Mr. Foutch to serve in the role of Lead Director in 2020. As Lead Director, Mr. Foutch presides at all executive sessions of the independent Directors when management is not present. During fiscal year 2020, our independent Directors met in executive session without management at each of the four regularly scheduled Board meetings. Mr. Foutch was presiding Director for all executive sessions. The Lead Director also performs other duties and responsibilities as determined from time to time by the Board.

The Company's By-laws provide that, in general, any two or more offices may be held by the same person, including the offices of Chairman and Chief Executive Officer ("CEO"). Additionally, the office of Chairman may be held by an individual who is not an independent director. Currently, Mr. Hans Helmerich is the Chairman and Mr. John W. Lindsay is the CEO. The Board believes that this flexibility in the allocation of the responsibilities of these two roles is beneficial and enables the Board to adapt the leadership function to changing circumstances.

Mr. Helmerich has served as a Director since 1987 and became the Chairman in 2012. He served as the Company's CEO from 1989 until his retirement in 2014. He also was the Company's President from 1987 to 2012. Mr. Helmerich, who has nearly 25 years of successful experience as CEO and possesses in-depth knowledge of the Company, its operations and the evolving drilling and energy industry, has been responsible for providing guidance and leadership to the Board. Mr. Lindsay was promoted to President and Chief Operating Officer and was appointed to the Company's Board of Directors in 2012 and succeeded Mr. Helmerich as CEO in 2014. Since joining the Company in 1987 as a drilling engineer, Mr. Lindsay has served in various management positions. Mr. Lindsay brings to the Board and the Company significant leadership, knowledge, and experience in the contract drilling industry.

At this time, the Board believes that the interests of all stockholders are best served by the leadership model described above. The Board believes the combined experience and knowledge of Messrs. Foutch, Helmerich, and Lindsay in their respective roles as Lead Director, Chairman, and CEO provides the Board and the Company with both strong, independent guidance, and continuity of leadership that will promote the Company's continued success. We believe that the Board's current leadership, committee structure, and strong governance practices help the Board oversee the Company's risks, create a productive relationship between the Board and management, and ensure strong independent oversight that benefits our stockholders.

   2021 Proxy Statement   |   23

ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS
Board Meeting Attendance

There were 10 meetings of the Board held during fiscal year 2020, four of which were regularly scheduled. We require each Director to make a diligent effort to attend all Board and committee meetings as well as the Annual Meeting of Stockholders. All of our then-sitting Directors attended the 2020 Annual Meeting of Stockholders. During fiscal year 2020, no incumbent Director attended fewer than 75% of the aggregate of the total number of meetings of the Board and its committees of which he or she was a member.

Board Committees

The Board of Directors is responsible for overseeing the Company's sustainability, business, and affairs, providing guidance and insight to the Company's management and effectively stewarding the long-term interests of the Company and its stockholders. The Board reviews significant developments affecting the Company and acts on matters requiring Board approval. The Chairman of the Board, the Lead Director, and the committee chairs set Board and committee agendas in advance of every meeting to ensure that appropriate, relevant subjects, are covered with time for meaningful discussion. Directors receive comprehensive materials in advance of Board and committee meetings and are expected to review these materials before each meeting. The standing committees of the Board are the Audit Committee, the Human Resources Committee, and the Nominating and Corporate Governance Committee. Below is an overview of the members of each of the committees and the primary duties of each of the committees as of the date of this proxy statement.

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ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

				Current Committee Composition

Director Nominee and Principal Occupation	Age	Director since	Independent	Audit	Human Resources	Nominating & Corporate Governance	Other Current Public Company Boards

DELANEY M. BELLINGER Retired Chief Information Officer, Huntsman Corporation	62	2018	✔				• None

KEVIN G. CRAMTON Operating Partner, HCI Equity Partners; Chairman and Chief Executive Officer, Tribar Technologies, Inc.	61	2017	✔				• None

RANDY A. FOUTCH Chairman and Retired Chief Executive Officer, Laredo Petroleum, Inc.	69	2007	✔				• None

HANS HELMERICH Chairman of the Board, Helmerich & Payne, Inc.	62	1987; since 2012					• Cimarex Energy Co.

JOHN W. LINDSAY President and Chief Executive Officer, Helmerich & Payne, Inc.	60	2012					• Arcosa, Inc.

JOSÉ R. MAS Chief Executive Officer, MasTec, Inc.	49	2017	✔				• MasTec, Inc.

THOMAS A. PETRIE Chairman, Petrie Partners, LLC	75	2012	✔				• None

DONALD F. ROBILLARD, JR. President, Robillard Consulting, LLC; Retired Director, Executive Vice President, Chief Financial Officer and Chief Risk Officer, Hunt Consolidated	69	2012	✔				• Cheniere Energy, Inc.

EDWARD B. RUST, JR. Retired Chairman, President and Chief Executive Officer, State Farm Mutual Automobile Insurance Company	70	1997	✔				• S&P Global Inc. • Caterpillar, Inc.

MARY M. VANDEWEGHE Chief Executive Officer & President of Forte Consulting Inc.	61	2019	✔				• Principal Funds

JOHN D. ZEGLIS Retired Chief Executive Officer and Chairman of the Board, AT&T Wireless Service, Inc.	73	1989	✔				• None

Number of Meetings in 2020:		Board: 10		8	8	4	Total: 30

Denotes Chairman of the Board
Denotes committee chair
Denotes "audit committee financial expert" as defined by the SEC

   2021 Proxy Statement   |   25

ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

AUDIT COMMITTEE	Meetings in fiscal year 2020: 8

MEMBERS (all independent)	PRIMARY RESPONSIBILITIES

• Donald F. Robillard, Jr. • Delaney M. Bellinger • Kevin G. Cramton • Edward B. Rust, Jr. • John D. Zeglis

The primary functions of the Audit Committee are to:

•

assist the Board in fulfilling its independent and objective oversight responsibilities of financial reporting and internal financial and accounting controls of the Company

•

monitor the qualifications, independence, and performance of our independent registered public accounting firm

    The Board has determined Messrs. Cramton, Robillard and Rust are "audit committee financial experts" as defined by the SEC.

    The Board has also determined that all Audit Committee members are "financially literate" as contemplated by the rules of the NYSE.

AUDIT COMMITTEE REPORT AND CHARTER

➤

The Audit Committee Report is provided on page 36 of this proxy statement.

➤

The Board has adopted a written charter for the Audit Committee, which is available on our website at http://www.helmerichpayne.com/governance/charter-audit-committee-board-directors.

HUMAN RESOURCES COMMITTEE	Meetings in fiscal year 2020: 8

MEMBERS (all independent)	PRIMARY RESPONSIBILITIES

• Thomas A. Petrie • Randy A. Foutch • José R. Mas • Mary M. VanDeWeghe

The primary responsibilities of the Human Resources Committee (which functions as our compensation committee) are to:

•

evaluate the performance of our executive officers

•

review and make decisions regarding compensation of our executive officers

•

make recommendations regarding compensation of non-employee members of our Board

•

review and make recommendations or decisions regarding incentive compensation and equity-based compensation plans

The Human Resources Committee may delegate to subcommittees of at least two members such power and authority as it deems appropriate to the extent not prohibited by any law, regulation, or listing standard.

COMPENSATION COMMITTEE REPORT AND HUMAN RESOURCES COMMITTEE CHARTER

➤

The Compensation Committee Report is provided on page 38 of this proxy statement.

➤

The Board has adopted a written charter for the Human Resources Committee, which is available on our website at www.helmerichpayne.com/governance/charter-human-resources-committee-board-directors.

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ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE	Meetings in fiscal year 2020: 4

MEMBERS (all independent)	PRIMARY RESPONSIBILITIES

• Randy A. Foutch • Delaney M. Bellinger • Kevin G. Cramton • José R. Mas • Thomas A. Petrie • Donald F. Robillard, Jr. • Edward B. Rust, Jr. • Mary M. VanDeWeghe • John D. Zeglis

The primary responsibilities of the Nominating and Corporate Governance Committee are to:

•

identify and recommend to the Board the selection of Director nominees for each Annual Meeting of Stockholders or for any vacancies on the Board

•

make recommendations to the Board regarding the adoption or amendment of corporate governance principles applicable to the Company

•

assist the Board in developing and evaluating potential candidates for executive positions and generally overseeing management succession planning

NOMINATING AND CORPORATE GOVERNANCE CHARTER

➤

The Board has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our website at www.helmerichpayne.com/governance/charter-nominating-corporate-governance-committee-board-directors.

Transactions with Related Persons, Promoters, and Certain Control Persons

The Company has adopted written Related Person Transaction Policies and Procedures. The Audit Committee is responsible for applying such policies and procedures. The Audit Committee reviews all transactions, arrangements, or relationships in which the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, the Company is a participant, and any related person has or will have a direct or indirect material interest. In general, a related person is any Company executive officer, Director, or nominee for election as a Director, any greater than five percent beneficial owner of our common stock, and immediate family members of any of the foregoing.

The Audit Committee applies the applicable policies and procedures by reviewing the material facts of all interested transactions that require the Audit Committee's approval and either approves, ratifies, or disapproves of the entry into the interested transaction, subject to the exceptions described below. Any member of the Audit Committee who is a related person with respect to a transaction under review may not vote with respect to the approval or ratification of the transaction. In determining whether to approve or ratify an interested transaction, the Audit Committee takes into account, among other factors it deems appropriate, the nature of the related person's interest in the interested transaction, the material terms of the interested transaction including whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the materiality of the related person's direct or indirect interest in the interested transaction, the materiality of the interested transaction to us, the impact of the interested transaction on the related person's independence (as defined in our Corporate Governance Guidelines and the NYSE listing standards), and the actual or apparent conflict of interest of the related person participating in the transaction (as contemplated under our Code of Business Conduct and Ethics). The following transactions are deemed to be pre-approved under the applicable policies and procedures:

  (i)
  Director and executive officer compensation otherwise required to be disclosed in our proxy statement,

   2021 Proxy Statement   |   27

ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS
  (ii)
  transactions where all of our stockholders receive proportional benefits,

  (iii)
  certain banking related services, and
  (iv)
  transactions available to our employees generally.

There are no related person transactions required to be reported in this proxy statement.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2020, the members of our Human Resources Committee were Ms. VanDeWeghe and Messrs. Foutch, Mas and Petrie. None of the members of the Human Resources Committee has ever been an officer or employee of the Company or any of our subsidiaries and none has an interlocking relationship requiring disclosure under applicable SEC rules. Additionally, none of the members of the Human Resources Committee had any relationship requiring disclosure by the Company under the SEC's rules requiring disclosure of certain relationships and related-party transactions.

Communication with the Board

The Board has established several means for employees, stockholders, and other interested persons to communicate their concerns to the Board. If the concern relates to our financial statements, accounting practices, or internal controls, the concern may be submitted in writing to the Chairperson of the Audit Committee in care of our Corporate Secretary at our headquarters address. If the concern relates to our governance practices, business ethics, or corporate conduct, the concern may be submitted in writing to the Lead Director and/or the Chairperson of the Nominating and Corporate Governance Committee in care of our Corporate Secretary at our headquarters address. If the concern is intended for the non-management presiding Director or the non-management Directors as a group, the concern may be submitted in writing to such presiding Director or group in care of our Corporate Secretary at our headquarters address. If the employee, stockholder, or other interested person has an unrelated concern or is unsure as to which category his or her concern relates, he or she may submit it in writing to the Board or any one of the Directors in care of our Corporate Secretary at our headquarters address. Our headquarters address is:

Helmerich & Payne, Inc. 1437 South Boulder Avenue Suite 1400 Tulsa, Oklahoma 74119

Each communication intended for any management or non-management Director(s) or for the entire Board and received by the Corporate Secretary that is related to our operations will be promptly forwarded to the specified party.

Our Risk Management Program and the Board's Role in Risk Oversight

The Board and its committees perform certain risk oversight functions for the Company. We maintain an enterprise risk management program designed to identify significant risks facing the Company. Our Risk Management and Insurance Department is responsible for implementing the program, which involves identifying and monitoring risks to the Company, assessing the Company's risk mitigation plans, and consulting on further measures that can be taken to address new and existing risks. The Director of Risk Management and Insurance reports to the Audit Committee and full Board quarterly. At each regular meeting, the Board reviews the Company's financial condition and results of operations, hears reports concerning factors that could affect the business in the future, and receives a report on the Company's most significant risks. The Board annually approves a capital budget, with subsequent approval required for

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ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

any significant variations. In addition, the Board receives information from management concerning operations, safety, legal and regulatory matters, insurance, finance, and strategy, as well as information regarding any material risks associated with each of the foregoing. The full Board (or the appropriate Board committee, if the Board committee is responsible for the oversight of the matter) receives this information through updates from the appropriate members of management to enable it to understand and monitor the Company's risk management practices. When a Board committee receives an update, the chairperson of the relevant Board committee reports on the discussion to the full Board at the next Board meeting. This enables the Board and the Board committees to coordinate their oversight of risks facing the Company.

The Audit Committee plays a significant role in oversight of risks associated with the Company's financial performance, internal and external audit functions, legal and tax contingencies, cybersecurity, physical security, and other exposures. The Company's independent auditors, Chief Financial Officer, Chief Legal and Compliance Officer, Vice President of Accounting Services, Chief Accounting Officer, Vice President of Internal Audit, General Counsel, Senior Vice President of Information Technologies and Engineering, Director of Risk Management and Insurance, Senior Manager of Compliance, Director of Global Security, and Tax Director report to the Audit Committee at each regular quarterly meeting. The Audit Committee reviews and approves the annual internal audit plan and also receives reports on all internal audits.

The Audit Committee also reviews and discusses with management the Company's processes and policies with respect to risk assessment and risk management, including the Company's enterprise risk management program.

Consulting with its compensation consultant and with management, the Human Resources Committee establishes performance goals for the Company's various compensation plans. These performance goals are intended to drive behavior that does not encourage or result in any material risk of adverse consequences to the Company and/or its stockholders. Further information concerning the Human Resource Committee's role in risk management in connection with executive compensation can be found below in "Compensation Risk Assessment." The Human Resources Committee also assists in mitigating the risks associated with the loss of the Company's senior executives by overseeing the Company's management succession planning.

The Nominating and Corporate Governance Committee also has a role in risk oversight for the Company, including, but not limited to, assessing the Company's succession planning, and environmental, social and corporate governance on a periodic basis. The Nominating and Corporate Governance Committee is also responsible for Director succession planning, which includes efforts to mitigate risks associated with the loss of expertise and leadership at the Board level.

Compensation Risk Assessment

Management regularly reviews the Company's compensation programs and practices applicable to all employees, including executive officers, in order to assess the risks presented by such programs and practices. This review includes analyzing the likelihood and magnitude of potential risks, focusing on program elements that may create risk, including pay mix and amount, performance metrics and goals, the balance between annual and long-term incentives, the terms of equity and bonus awards, and change-in-control arrangements. The review also takes into account mitigating features embedded in our compensation programs and practices such as capped payout levels for both annual bonuses and performance-based equity grants under the Company's equity compensation plan, the use of individual performance objectives to increase or decrease bonus payouts, stock ownership guidelines aligning the interests of our named executive officers (as defined herein) with stockholders, claw-back provisions contained in equity compensation plan award and other agreements, the use of multiple performance measures, and multi-year vesting schedules for equity awards.

   2021 Proxy Statement   |   29

ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

The findings of this risk assessment are discussed with the Human Resources Committee and the full Board. Based on the assessment, we have determined that our compensation programs and practices applicable to all employees, including our named executive officers, are aligned with the interests of stockholders, appropriately reward pay for performance, and are not reasonably likely to have a material adverse effect on the Company.

Director Compensation in Fiscal Year 2020

Role	Quarterly Retainer ($)

Chairman of the Board (Mr. Helmerich)	37,500

Each Non-Employee Director	25,000

Lead Director	6,250

Audit Committee Chair	3,750

Human Resources Committee Chair	2,500

Nominating and Corporate Governance Committee Chair	2,500

Each Member of the Audit Committee	1,250

Non-Employee Director Annual Restricted Stock Grant(1)	Intended Value on the Date of Grant ($)

Chairman of the Board	270,000

Other Non-Employee Directors	180,000

(1)
All equity grants are made as shares of restricted stock under our equity compensation plan. The number of shares is determined by dividing the intended value of the award by the preceding ten-day closing average price of our common stock.

All non-employee Directors are reimbursed for expenses incurred in connection with the attending of Board or Board committee meetings. Employee Directors do not receive compensation for serving on the Board. Beginning with fiscal year 2019, we eliminated stock options as an element of our Director compensation program. Restricted stock is now the sole form of stock-based compensation to Directors.

The Directors may participate in our Director Deferred Compensation Plan (the "Director Plan"). Each Director participating in the Director Plan may defer into a separate account maintained by us, all or a portion of such Director's cash and stock compensation for services as a Director of the Company. A Director may select between two deemed investment alternatives, including an interest investment alternative and a stock unit investment alternative; however, deferred stock compensation must be deferred into the stock unit investment alternative. The interest investment alternative provides for the payment of interest on deferred amounts in the Director's account at a rate equal to prime plus one percent. Under the stock unit investment alternative, we credit the Director's account with a number of stock units determined by dividing the Director's deferred compensation amount by the fair market value of a share of our common stock on the compensation deferral date. The Director's account is also credited with any dividends that would have been paid by us had the Director held actual shares of our common stock. The account balance attributable to the stock unit investment alternative may increase or decrease depending upon fluctuations in the value of our common stock and the distribution of dividends. The stock units credited to a Director's account are used solely as a device for the determination of the amount of cash payment to be distributed to the Director under the Director Plan. No Director is entitled to a distribution of actual shares of our common stock or to any other stockholder rights

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ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

with respect to the stock units credited under the Director Plan. Except for emergency withdrawals and a change-in-control event (as defined in the Director Plan), the deferred cash amounts in a Director's account are not paid until he or she ceases to be a Director. The Director Plan does not create a trust and the participating Directors would be general unsecured creditors of the Company. Since employee Directors do not receive compensation for serving on the Board, only non-employee Directors are able to participate in the Director Plan. The Director Plan is interpreted and administered by the Human Resources Committee.

Director Compensation Table

Name	Fees Earned or Paid in Cash(2) ($)	Stock Awards(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(4) ($)	Total ($)

Delaney M. Bellinger	105,000	179,978	—	7,097	292,075

Kevin G. Cramton	105,000	179,978	—	7,052	292,030

Randy A. Foutch	135,000	179,978	—	14,497	329,475

Hans Helmerich(1)	150,000	270,001	—	61,814	481,815

José R. Mas	100,000	179,978	—	7,052	287,030

Thomas A. Petrie	110,000	179,978	—	7,052	297,030

Donald F. Robillard, Jr.	120,000	179,978	—	7,097	307,075

Edward B. Rust, Jr.	105,000	179,978	—	7,052	292,030

Mary M. VanDeWeghe	100,000	179,978	—	7,532	287,510

John D. Zeglis	105,000	179,978	—	7,052	292,030

(1)
The amount included in the column captioned "All Other Compensation" reflects $48,454 for personal use of our aircraft, $2,662 in club memberships, $120 in event tickets and $10,578 in dividends on restricted stock. The value shown for personal use of our aircraft is the incremental cost to us of such use, which is calculated based on the variable operating costs to us per nautical mile of operation, which include fuel costs, repairs, meals, professional services, travel expenses and licenses and fees. Fixed costs that do not change based on usage, such as the cost of aircraft, pilot salaries, insurance, rent, and other costs, were not included. The amount reported includes deadhead flights and is reduced by any reimbursements to us. Flights for Mr. Helmerich comply with the Company's aircraft use policy described on page 52 in "Executive Compensation Discussion and Analysis."

(2)
Cash retainers, committee chair fees and lead director fees are paid quarterly in March, June, September, and December.

(3)
Includes restricted stock and restricted stock deferred to stock units under our Director Plan. The amounts included in this column represent the aggregate grant date fair value of restricted stock determined pursuant to Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718. For restricted stock, fair value (and the number of shares granted) is calculated based on the closing sales price of our stock on the date of grant. However, to determine the number of shares or units awarded, we use the ten-day average closing price of our common stock divided by the intended value of the award. Therefore, the value in the table is different than the intended award value discussed in the narrative preceding the table. For additional information, including valuation assumptions with respect to the grants, refer to note 12, "Stock-Based Compensation," to our audited financial statements for the fiscal year ended September 30, 2020, included in our 2020 Annual Report on Form 10-K filed with the SEC on November 20, 2020 (the "2020 Form 10-K").

(4)
With the exception of Mr. Helmerich addressed in footnote (1) above, all amounts in this column are dividends on restricted stock, dividends credited on restricted stock units under the Director Plan, and in one instance, personal use of our aircraft.

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ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

The following table provides information on the outstanding equity awards at September 30, 2020 for non-employee Directors. This table includes unexercised option awards reflected in each row below on an award-by-award basis. All options granted prior to fiscal year 2017 vested on the grant date and will expire ten years following the grant date. All options granted in fiscal year 2017 and after vested on the one-year anniversary of the grant date and will expire ten years following the grant date. Ms. VanDeWeghe held no outstanding options at September 30, 2020. Also, note that while not reflected in the table below, at September 30, 2020 (a) Mses. Bellinger and VanDeWeghe and

Messrs. Foutch and Robillard each held 5,415 restricted stock units representing the deferral of restricted stock pursuant to the Director Plan on March 16, 2020 and additional stock units credited as a result of dividend equivalent rights; (b) Messrs. Cramton, Mas, Petrie, Rust, and Zeglis each held 5,154 shares of restricted stock; and (c) Mr. Helmerich held 7,732 shares of restricted stock. All shares of restricted stock were granted on March 16, 2020 and vest on the one-year anniversary of the grant date. Restricted stock units, including additional units credited as a result of dividend equivalent rights, vest on March 16, 2021.

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ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

Outstanding Equity Awards At Fiscal Year 2020 Year-End (Directors)

	Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date

Delaney M. Bellinger	7/1/2018	2,926	—	63.76	7/1/2028

Kevin G. Cramton	3/1/2017	5,242	—	69.91	3/1/2027

	12/4/2017	7,371	—	58.43	12/4/2027

Randy A. Foutch	12/7/2010	1,902	—	47.94	12/7/2020

	12/6/2011	2,980	—	59.76	12/6/2021

	12/4/2012	4,078	—	54.18	12/4/2022

	12/3/2013	5,086	—	79.67	12/3/2023

	12/2/2014	7,851	—	68.83	12/2/2024

	11/30/2015	12,561	—	58.25	11/30/2025

	12/5/2016	4,790	—	81.31	12/5/2026

	12/4/2017	7,371	—	58.43	12/4/2027

Hans Helmerich	12/7/2010	40,000	—	47.94	12/7/2020

	12/6/2011	62,000	—	59.76	12/6/2021

	12/4/2012	83,000	—	54.18	12/4/2022

	12/2/2014	11,777	—	68.83	12/2/2024

	11/30/2015	18,841	—	58.25	11/30/2025

	12/5/2016	7,185	—	81.31	12/5/2026

	12/4/2017	11,057	—	58.43	12/4/2027

José R. Mas	3/1/2017	5,242	—	69.91	3/1/2027

	12/4/2017	7,371	—	58.43	12/4/2027

Thomas A. Petrie	6/6/2012	1,208	—	47.29	6/6/2022

	12/4/2012	4,078	—	54.18	12/4/2022

	12/3/2013	5,086	—	79.67	12/3/2023

	12/2/2014	7,851	—	68.83	12/2/2024

	11/30/2015	12,561	—	58.25	11/30/2025

	12/5/2016	4,790	—	81.31	12/5/2026

	12/4/2017	7,371	—	58.43	12/4/2027

Donald F. Robillard, Jr.	12/4/2012	2,500	—	54.18	12/4/2022

	12/3/2013	5,086	—	79.67	12/3/2023

	12/2/2014	7,851	—	68.83	12/2/2024

	11/30/2015	12,561	—	58.25	11/30/2025

	12/5/2016	4,790	—	81.31	12/5/2026

	12/4/2017	7,371	—	58.43	12/4/2027

Edward B. Rust, Jr.	12/7/2010	1,902	—	47.94	12/7/2020

	12/6/2011	2,980	—	59.76	12/6/2021

	12/4/2012	4,078	—	54.18	12/4/2022

	12/3/2013	5,086	—	79.67	12/3/2023

	12/2/2014	7,851	—	68.83	12/2/2024

	11/30/2015	12,561	—	58.25	11/30/2025

	12/5/2016	4,790	—	81.31	12/5/2026

	12/4/2017	7,371	—	58.43	12/4/2027

John D. Zeglis	12/7/2010	1,902	—	47.94	12/7/2020

	12/6/2011	2,980	—	59.76	12/6/2021

	12/4/2012	4,078	—	54.18	12/4/2022

	12/3/2013	5,086	—	79.67	12/3/2023

	12/2/2014	7,851	—	68.83	12/2/2024

	11/30/2015	12,561	—	58.25	11/30/2025

	12/5/2016	4,790	—	81.31	12/5/2026

	12/4/2017	7,371	—	58.43	12/4/2027

   2021 Proxy Statement   |   33

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has appointed the firm of Ernst & Young LLP as the independent registered public accounting firm ("independent auditors") to audit our financial statements for fiscal year 2021. A proposal will be presented at the Annual Meeting asking the stockholders to ratify this appointment. The firm of Ernst & Young LLP has served us in this capacity since 1994.

Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions. In the event the stockholders do not ratify the appointment of Ernst & Young LLP as the independent auditors to audit our financial statements for fiscal year 2021, the Audit Committee will consider the voting results and evaluate whether to select a different independent auditor.

Although ratification is not required by Delaware law, our Certificate of Incorporation or our By-laws, we are submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate governance. Even if the selection of Ernst & Young LLP is ratified, the Audit Committee may select different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Our Board unanimously recommends a vote FOR the ratification of Ernst & Young LLP as our independent auditors for fiscal year 2021.
Audit Fees

The following table sets forth the aggregate fees and costs paid to Ernst & Young LLP during the last two fiscal years for professional services rendered to us:

	Years Ended September 30,

	2020	2019

Audit Fees(1)	$2,389,607	$2,067,949

Audit-Related Fees(2)	86,942	85,533

Tax Fees(3)	268,020	263,147

All Other Fees	—	—

Total	$2,744,569	$2,416,629

(1)
Includes fees for services related to the annual audit of the consolidated financial statements for the years ended September 30, 2020 and 2019 and the reviews of the financial statements included in our Form 10-Q reports, required domestic and international statutory audits and attestation reports, and the auditor's report for internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002.

(2)
Includes fees for the audits of our Employee Retirement Plan, 401(k)/Thrift Plan, Employee Benefit Program, and Maintenance Costs of Common Area Facilities for a wholly-owned subsidiary.

(3)
Includes fees for services rendered for tax compliance, tax advice, and tax planning, including expatriate tax services.

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PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee reviews and pre-approves audit and non-audit services performed by our independent registered public accounting firm as well as the fee charged for such services. Pre-approval is generally provided for up to one year, is detailed as to the particular service or category of service, and is subject to a specific budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee may delegate pre-approval authority for such services to one or more of its members, whose decisions are then presented to the full Audit Committee at its next scheduled meeting. For fiscal years 2019 and 2020, all of the audit and non-audit services provided by our independent registered public accounting firm were pre-approved by the Audit Committee in accordance with the Audit Committee Charter. In its review of all non-audit service fees, the Audit Committee considers, among other things, the possible effect of such services on the auditor's independence.

   2021 Proxy Statement   |   35

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is composed of five Directors and operates under a written charter adopted by the Board of Directors. All members of the Audit Committee meet the independence standards set forth in our Corporate Governance Guidelines as well as the listing standards of the NYSE and the applicable rules of the SEC. Three members of the Audit Committee meet the "audit committee financial expert" requirements under applicable SEC rules. The Audit Committee charter is available on our website at www.helmerichpayne.com under the "Governance" section. The Audit Committee reviews the adequacy of and compliance with such charter annually.

The Company's management is responsible for, among other things, preparing our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America ("GAAP"), establishing and maintaining internal controls over financial reporting and evaluating the effectiveness of such internal controls over financial reporting. Our independent registered public accounting firm is responsible for (i) auditing the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board ("PCAOB") and for expressing an opinion on the conformity of the financial statements with GAAP and (ii) auditing our internal controls over financial reporting in accordance with such standards and for expressing an opinion as to the effectiveness of those controls.

The Audit Committee assists the Board of Directors in fulfilling its responsibility to oversee management's implementation of our financial reporting process and the audits of our consolidated financial statements and our internal controls over financial reporting. In this regard, the Audit Committee meets periodically with management, our internal auditor, and our independent registered public accounting firm. The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of our independent registered public accounting firm. As part of fulfilling this responsibility, the Audit Committee engages in an annual evaluation of, among other things, our independent registered public accounting firm's qualifications, competence, integrity, expertise, performance, independence and communications with the Audit Committee, and whether our independent registered public accounting firm should be retained for the upcoming year's audit. The Audit Committee discusses with the Company's internal auditor and our independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the Company's internal auditor and our independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee reviews significant audit findings together with management's responses thereto. The Audit Committee performs other activities throughout the year, in accordance with the responsibilities of the Audit Committee specified in the Audit Committee charter.

In its oversight role, the Audit Committee reviewed and discussed our audited consolidated financial statements and our internal controls over financial reporting with management and with Ernst & Young LLP ("E&Y"), our independent registered public accounting firm for fiscal year 2020. Management and E&Y indicated that our consolidated financial statements as of and for the year ended September 30, 2020 were fairly stated in accordance with GAAP and that our internal controls over financial reporting were effective as of September 30, 2020. The Audit Committee discussed with E&Y and management the significant accounting policies used and significant estimates made by management in the preparation of our audited consolidated financial statements, and the overall quality, not just the acceptability, of our consolidated financial statements and management's financial reporting process. The Audit Committee and E&Y also discussed any issues deemed significant by E&Y or the Audit Committee, including critical audit matters addressed during the audit and the matters required to be discussed by the applicable requirements of the PCAOB, the rules of the SEC, and other applicable regulations.

E&Y has provided to the Audit Committee written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and the Audit Committee discussed with E&Y the firm's independence. The Audit Committee also concluded that E&Y's provision of

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AUDIT COMMITTEE REPORT

other permitted non-audit services to us and our related entities is compatible with E&Y's independence.

Based on its review of the audited financial statements and the various discussions noted above,

the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for our fiscal year ended September 30, 2020, filed with the SEC.

Submitted by the Audit Committee
Donald F. Robillard, Jr., Chairman Delaney M. Bellinger Kevin G. Cramton Edward B. Rust, Jr. John D. Zeglis

   2021 Proxy Statement   |   37

COMPENSATION COMMITTEE REPORT

The Human Resources Committee of the Company has reviewed and discussed with management the following section of this proxy statement entitled "Executive Compensation Discussion and Analysis" ("CD&A") as required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Human Resources Committee recommended to the Board that the CD&A be included in this proxy statement and incorporated by reference into the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2020. This report is provided by the following Directors, who comprise the Human Resources Committee:

Thomas A. Petrie, Chairman Randy A. Foutch José R. Mas Mary M. VanDeWeghe

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EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

In this discussion and analysis, we describe our compensation philosophy and program for our named executive officers ("named executive officers") whose compensation is set forth in the Summary Compensation Table and other compensation tables included in this proxy statement. For the year ended September 30, 2020, our named executive officers included the following individuals:

Officers	Title

John W. Lindsay	President and Chief Executive Officer

Mark W. Smith	Senior Vice President and Chief Financial Officer

Cara M. Hair	Senior Vice President, Corporate Services and Chief Legal and Compliance Officer

John R. Bell	Senior Vice President, International and Offshore Operations of Drilling Subsidiary

Michael P. Lennox	Senior Vice President, U.S. Land Operations of Drilling Subsidiary

Robert L. Stauder	Senior Vice President and Chief Engineer of Drilling Subsidiary until July 17, 2020

Wade W. Clark	Vice President, U.S. Land of Drilling Subsidiary until May 1, 2020

Executive Summary

Our Human Resources Committee (referred to in this section as the "Committee") has the responsibility for establishing, implementing, and monitoring our executive compensation program. All compensation decisions relating to our CEO, CFO, and the other named executive officers are made by the Committee.

Fiscal year 2020, which began on October 1, 2019, was a challenging year for the oil and gas industry and the Company. In early March 2020, the increase in crude oil supply resulting from production escalations from the Organization of the Petroleum Exporting Countries and other oil producing nations ("OPEC+") combined with a decrease in crude oil demand stemming from the global response and uncertainties surrounding the COVID-19 pandemic resulted in a sharp decline in crude oil prices. In calendar year 2020, crude oil prices fell from approximately $60 per barrel to the low-to-mid-$20 per barrel range, and significantly lower in some cases. Consequently, we observed a significant decrease in customer 2020 capital budgets. There was a corresponding dramatic decline in the demand for land rigs, such that the overall rig count for calendar year 2020 averaged significantly less than in calendar year 2019.

The following pay decisions were made by the Committee with respect to our named executive officer compensation for fiscal year 2020:

  •
  In November 2019, salary increases ranging from 3.0% to 8.4% were granted to our named executive officers. These increases reflected a combination of annual merit increases as well as adjustments to align certain named executive officer salaries with median market practices.

  •
  While we generated earnings before interest, taxes, depreciation, and amortization ("EBITDA") sufficient to exceed the $200 million EBITDA hurdle in our fiscal year 2020 Annual Short Term Bonus Plan, we failed to achieve the threshold level of performance on the plan's financial metrics. In light of this performance, and our fiscal year 2020 restructuring activities, the Committee determined that no payout would be made in December 2020 under the fiscal year 2020 Annual Short-Term Incentive Bonus Plan.

   2021 Proxy Statement   |   39

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS
  •
  Long-term equity incentive awards were granted at a target level in November 2019 and consisted of a combination of performance share units that are based on our Total Stockholder Return ("TSR") relative to a peer group of industry competitors and time-vested restricted stock.

  •
  100% of the performance units granted in December 2018, and eligible to be earned based on 2020 performance, were actually earned as our relative TSR was at the 84.6th percentile of the comparison group.
  •
  100% of the performance units granted in November 2019, and eligible to be earned based on 2020 performance, were actually earned as our relative TSR was at the 81.8th percentile of the comparison group.

The Committee believes that the compensation decisions made and highlighted above align with our pay for performance philosophy and are in the best interest of our stockholders.

Executive Compensation Philosophy and Practices

The primary goals of our executive compensation program are to:

  •
  align the interests of our executives with those of our stockholders;

  •
  ensure that we are able to attract and retain qualified executives; and

  •
  link our executives' pay with their performance and execution of the Company's strategy.

The table on the following page highlights compensation practices we have implemented because we believe they drive performance, as well as practices we have not implemented because we do not believe they would serve our stockholders' long-term interests.

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EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

What We Do	What We Do Not Do

✔

We pay our named executive officers based on their impact on the Company's achievement of its strategic goals by making a significant portion of their target compensation performance-based and at risk.

✘ We do not have employment contracts with our named executive officers.

✔ Our performance-based compensation varies based on our actual performance and the achievement of individual performance objectives.	✘ We do not reprice performance-based incentives to pay out in the event that the Company falls short of its performance goals.

✔

The Committee engages in a multi-step target setting process to establish the composition of our named executive officers' compensation, including reviewing market and survey data sourced from our peer group of companies, the oil and gas industry, and the general industry.

✘ We do not provide tax gross-ups or compensation programs to our named executive officers that are not available to all employees.

✔

We emphasize long-term equity incentives and utilize caps on potential payments, clawback provisions, reasonable retention strategies, performance targets, and individual performance objectives to mitigate risk in our compensation programs.

✘ We do not maintain compensation programs that we believe motivate misbehavior or excessive risk-taking by named executive officers or other employees of the Company.

✔ We have modest post-employment benefits and have included double trigger change in control provisions in all equity awards since fiscal year 2017.	✘ We do not provide significant additional benefits to named executive officers that differ from those provided to all other employees.

✔ We have stock ownership and retention guidelines intended to align management and stockholder interests.	✘ We do not permit our named executive officers, Directors or employees to hedge and pledge or use margin accounts related to the Company's stock.

✔ The Committee retains an expert, independent compensation consulting firm for the purpose of advising on executive compensation practices.

Compensation Components

Generally, the elements of compensation and benefits provided to our named executive officers are the same as those provided to other key employees. The executive compensation program for our named executive officers for fiscal year 2020 consisted of the following elements:

  •
  base salary;

  •
  Annual Short-Term Incentive Bonus;

  •
  Long-Term Incentive Equity Compensation;

  •
  retirement benefits; and

  •
  other benefits.

As illustrated by the charts below, our CEO and other named executive officers have a majority of their target total direct compensation tied to elements that are designed to align their incentives with the Company's success in achieving its financial and strategic goals. Furthermore, a majority of the compensation that is tied to Company performance is in the form of restricted stock vesting over four years and performance share units that may be earned over three years.

   2021 Proxy Statement   |   41

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

*
The above charts exclude small amounts of compensation attributable to changes in pension value and non-qualified deferred compensation as well as other compensation as shown in the Summary Compensation Table.

We believe that our executive compensation program is well-designed to achieve its primary goals. To ensure that management's interests are aligned with those of our stockholders, and to motivate and reward individual initiative and effort, a substantial portion of our named executive officers' compensation is at-risk and will vary above or below target levels commensurate with Company performance. We emphasize performance-based compensation that rewards executives for delivering financial, operational, and strategic results that meet or exceed pre-established goals set annually by the Committee under our Annual Short-Term Incentive Bonus and grants under our Long-Term Incentive Equity Compensation programs in the form of performance share units and time-vested restricted stock. Additionally, we further align the interests of our executives with those of our stockholders and the long-term interests of the Company through stock ownership requirements as well as grants under our Long-Term Incentive Equity Compensation program.

Determination of Executive Compensation

For purposes of determining named executive officer compensation, the Committee generally meets at least quarterly throughout the fiscal year to:

  •
  review and approve corporate goals and objectives with respect to named executive officer compensation;

  •
  consider trends in executive compensation;

  •
  monitor the Company's compensation structure relative to peer companies;

  •
  track the Company's progress with respect to the approved goals for the Company's Annual Short-Term Incentive Bonus and Long-Term Incentive Equity Compensation programs; and

  •
  perform other duties as set forth in the Committee's charter.

Following the end of each fiscal year, the Committee meets to consider and determine bonus compensation for the completed fiscal year, salary adjustments, and equity-based compensation awards. The Committee also considers executive compensation plan performance objectives for the next fiscal year and recommends the same for approval by the Board. We evaluate the performance of our executives over both short-term and multi-year periods. To align the interests of our executives with those of our stockholders, our executive compensation program is designed to place a substantial emphasis on variable compensation which is based on both the Company's stock price performance and our executives' achievement of short- and long-term corporate goals that enhance stockholder value.

In making compensation decisions, the Committee compares each element of compensation against a peer group of publicly-traded contract drilling and oilfield service companies (collectively, the "Compensation Peer Group") and against published survey data. The Compensation Peer Group consists of companies that are representative of the types of companies that we compete against for talent.

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EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

For compensation decisions with respect to fiscal year 2020, the Compensation Peer Group was as follows:

Company (in millions)	Market Capitalization (at September 30, 2020)*	Enterprise Value (at September 30, 2020)*	Revenue (TTM from September 30, 2020)*

Baker Hughes Company	$8,723	$18,018	$21,558

Diamond Offshore Drilling, Inc.	$30	$2,185	$794

Nabors Industries Ltd.	$178	$3,507	$2,405

National Oilwell Varco, Inc.	$3,518	$4,662	$7,044

Noble Corporation plc	$6	$3,680	$1,215

Oceaneering International, Inc.	$349	$967	$1,964

Patterson-UTI Energy, Inc.	$534	$1,226	$1,396

Precision Drilling Corp.	$176	$1,139	$855

Superior Energy Services, Inc.	$5	$1,145	$1,008

TechnipFMC plc	$2,836	$3,260	$13,351

Transocean Ltd.	$496	$7,554	$3,254

Valaris plc	$17	$(113)	$1,643

Weatherford International plc	$137	$1,921	$4,089

For comparison, the Company's comparable statistics are shown here:

Company (in millions)	Market Capitalization (at September 30, 2020)*	Enterprise Value (at September 30, 2020)*	Revenue (TTM from September 30, 2020)*

Helmerich & Payne, Inc.	$1,575	$1,523	$1,774

During calendar year 2020, the Committee, with the assistance of its independent compensation consultant evaluated the Compensation Peer Group. Based on this assessment a number of changes were made to the peer group for fiscal 2021 compensation decisions, including:

  •
  Diamond Offshore Drilling, Inc. and Weatherford International plc were removed from the peer group as a result of their Chapter 11 bankruptcy filings during early 2020 and 2019, respectively.

  •
  ChampionX Corporation (formerly Apergy Corporation), Oil States International, Inc. and ProPetro Holding Corp. were all added to the peer group.

Company (in millions)	Market Capitalization (at September 30, 2020)*	Enterprise Value (at September 30, 2020)*	Revenue (TTM from September 30, 2020)*

ChampionX Corporation	$1,596	$2,547	$1,442

Oil States International, Inc.	$167	$314	$739

ProPetro Holding Corp.	$410	$356	$1,070

*
Amounts provided by Willis Towers Watson. Enterprise value amounts are as of September 30, 2020 and are calculated as follows: market capitalization as of September 30, 2020, plus debt, lease liabilities, preferred stock, and minority interest less cash and short-term investments.

The Committee also uses survey data to assist in compensation decisions, including those instances in which a named executive officer's position or duties do not match the position or duties of Compensation Peer Group executives. This survey data includes oilfield services, energy, and general industry data. The surveys used are as follows:

  •
  Willis Towers Watson Oil and Gas Compensation Survey; and

  •
  Willis Towers Watson General Industry Executive Compensation Survey.

   2021 Proxy Statement   |   43

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

The Committee sets target total direct compensation for named executive officers to generally approximate the median level of compensation paid to similarly-situated executives of the companies comprising the Compensation Peer Group, although in some instances there may be insufficient peer group data to provide a meaningful percentile ranking. Variations to this objective may occur as dictated by corporate performance, experience level, internal considerations, nature of duties, market factors, and retention issues. At the time the Committee makes compensation decisions, it uses prior fiscal year peer data and available survey data. As such, the data used by the Committee provides peer compensation comparisons on a historical basis which does not reflect the most recent year over year increase in peer compensation. Therefore, when the Committee annually sets compensation for our named executive officers, that compensation generally lags behind the current median of peer compensation. Similarly, the percentile ranking for total direct compensation could be overstated because such rankings are derived from dated peer compensation data.

A significant portion of total compensation is variable based on corporate performance and relative stockholder return. The Committee considers individual performance during its annual review of base salary and equity awards. However, no specific individual performance criteria or guidelines are used by the Committee as a controlling factor in the Committee's ultimate judgment and final decision. In deciding on the type and amount of executive compensation, the Committee focuses on both current pay and the opportunity for future compensation. The Committee does not have a specific formula for allocating each element of pay, but instead bases the allocation on peer and survey data and the Committee's judgment.

Role of Executive Officers in Compensation

The Committee annually evaluates the performance of the CEO and other named executive officers and determines their compensation in light of the objectives of our compensation program. The CEO provides an annual assessment of his performance and the performance of the other named executive officers. The CEO, with the assistance of the Senior Vice President, Corporate Services and Chief Legal and Compliance Officer, provides to the Committee data, analysis, and suggested base salary adjustments and equity compensation for the other named executive officers. This input from management is considered by the Committee when making its compensation decisions. The Senior Vice President, Corporate Services and Chief Legal and Compliance Officer also reviews the compensation consultant's annual draft of its compensation analysis (discussed below) and provides comments for the consultant's consideration. She also attends Committee meetings and provides requested information to the Committee. Except for discussing individual performance objectives with the CEO, the other named executive officers do not otherwise play a role in their own compensation decisions.

Role of Compensation Consultant

During fiscal year 2019, the Committee conducted a thorough evaluation process to select a new independent compensation consultant. As a result of the process, the Committee engaged Willis Towers Watson as the Committee's independent compensation consultant beginning in fiscal year 2020. The independent compensation consultant provided reports to the Committee throughout the year containing research, market data, survey information, and information regarding trends and developments in executive compensation. At the Committee's request, the independent compensation consultant advises the Committee on all principal aspects of executive compensation, including the competitiveness of program design and award values. The independent compensation consultant ordinarily provides the Committee, on an annual basis, with a final written executive compensation analysis with respect to the named executive officers. The written

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EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

analysis generally addresses, among other things, the following:

  •
  comparison and assessment of named executive officers' compensation to our Compensation Peer Group and survey data;

  •
  total stockholder return comparison between the Company and its peer group; and

  •
  consultant recommendations.

The Committee generally reviews the compensation of the named executive officers in November or December following the end of a particular fiscal year. The Committee's independent compensation consultant is generally tasked with preparing materials to help the Committee analyze the effectiveness of the Company's compensation programs and the Company's positioning relative to its Compensation Peer Group. The independent compensation consultant may also be asked to prepare reports in connection with other meetings of the Committee where elements of executive compensation or director compensation are discussed. During calendar year 2020, Willis Towers Watson participated in seven Committee meetings and produced reports that were considered in those Committee meetings.

The Committee's compensation consultant periodically provides the Committee with a written director compensation analysis. The Committee reviews the analysis and determines whether to recommend to our Board any changes to the compensation program for non-employee directors. The named executive officers do not play a role in determining or recommending the amount or form of director compensation.

The independent compensation consultant reports directly to the Committee, although it may meet with management from time to time to gather information or to obtain management's perspective on executive compensation matters. The Committee has the sole authority under its Charter to retain, at our expense, or terminate the compensation consultant at any time. In addition, the Committee may conduct or authorize investigations of matters within its scope of responsibilities and may retain, at our expense, independent counsel or other advisors as it deems necessary. The Committee has considered the independence of Willis Towers Watson in light of SEC rules and NYSE listing standards. The Committee requested and received a letter from Willis Towers Watson addressing its independence, including the following factors:

  •
  other services provided to us by Willis Towers Watson;

  •
  fees paid by us as a percentage of Willis Towers Watson's total revenue;

  •
  policies or procedures maintained by Willis Towers Watson that are designed to prevent a conflict of interest;

  •
  any business or personal relationships between the individual consultants involved in the engagement and a member of the Committee;

  •
  any Company stock owned by the individual consultants involved in the engagement; and

  •
  any business or personal relationships between our executive officers and Willis Towers Watson or the individual consultants involved in the engagement.

The Committee discussed these considerations and concluded that there was no conflict of interest present and that Willis Towers Watson provided the Committee with appropriate assurances and confirmation of its independent status as the Committee's advisor.

Effect of Stockholder Say-on-Pay Vote on Executive Compensation Decisions

Our Board and the Committee value the continued interest and feedback of our stockholders regarding our executive compensation decisions. Our stockholders vote on a say-on-pay proposal each year and the Board and the Committee carefully review the voting results from the advisory vote on executive compensation (commonly known as a say-on-pay proposal) and other stockholder input

   2021 Proxy Statement   |   45

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

when making decisions concerning executive compensation. At our 2020 Annual Meeting of Stockholders, approximately 94% of the votes cast on the say-on-pay proposal were in favor of our named executive officers' compensation as disclosed in the proxy statement for that meeting. The Committee determined that no changes to our executive compensation policies and decisions were necessary in light of the high level of support shown for our executive compensation plan in the voting results from our 2020 Annual Meeting of Stockholders.

Elements of Executive Compensation
BASE SALARY

We provide named executive officers and other employees with a base salary to compensate them for their services. Base salaries of named executive officers are targeted to generally fall within a range around the median level of base salaries of similarly-situated executives of companies included in our Compensation Peer Group. If the base salary of any of our named executive officers consistently falls below this range, the Committee will consider market adjustments to a named executive officer's base salary. Salary levels are typically considered annually as part of our review process as well as upon a promotion. Consistent with our compensation practice for all employees, named executive officers may receive no salary increase, a merit-based increase, or greater increases as a result of market adjustments, changes in duties or retention considerations, individual contributions, level of experience, and overall market conditions.

The following table details salary increases for calendar year 2020 which were approved by the Committee in November 2019.

Executive	2019	2020	% Increase

John M. Lindsay	$976,000	$1,025,000	5.0%

Mark W. Smith	$500,000	$515,000	3.0%

Cara M. Hair	$415,000	$450,000	8.4%

John R. Bell	$379,272	$398,000	4.9%

Michael P. Lennox	$339,488	$356,500	5.0%

Robert L. Stauder	$493,812	$510,000	3.3%

Wade W. Clark	$339,488	$356,500	5.0%

PERFORMANCE-BASED COMPENSATION COMPONENTS

Annual Short-Term Incentive Bonus Plan

The Annual Short-Term Incentive Bonus Plan (the "STI Plan") is a cash incentive plan that provides for annual cash incentives designed to reward short-term financial performance and achievement of strategic goals. Combined salaries and target bonus levels are intended to generally approximate the median of the Compensation Peer Group's combined salary and annual cash bonus levels.

The Committee determined that no payout would be made under the fiscal year 2020 STI Plan, as described below. Under the 2020 STI Plan, incentive payouts were subject to a minimum EBITDA hurdle of $200 million. If the EBITDA hurdle was achieved, the plan was structured to be funded, in the aggregate, at an amount equal to 1% of our EBITDA. This amount was to be allocated 40% to the CEO and 15% to each of the other four current named executive officers. Notwithstanding the size of the funding pool,

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EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

no bonus in excess of $5,000,000 may be paid to any named executive officer under the STI Plan.

Each named executive officer is assigned a threshold, target, and reach bonus award opportunity expressed as a percentage of base salary under our STI Plans. For fiscal year 2020, these bonus award opportunities were set as follows and do not include the potential bonus adjustment described below:

	Threshold	Target	Reach

Chief Executive Officer	40%	110%	130%

Chief Financial Officer	25%	90%	100%

Other Named Executive Officers	25%	75%	100%

For fiscal year 2020, each named executive officer's bonus opportunity under the STI Plan was based upon three weighted corporate performance criteria. These performance criteria and their weightings were: earnings per share ("EPS") (20%); return on invested capital ("ROIC") (20%); and EBITDA (60%). At the beginning of each fiscal year, the Committee establishes (and recommends for approval by the full Board) the STI Plan amounts and the allocation among the named executive officers, as well as the assignment of a threshold, target, and reach objective for each performance criterion. The target objective is established based upon the operating and capital budget approved by the Board, which is developed from our base case financial forecast for the coming year, an analysis of our business units, and certain assumptions about our business and operating environment. From that base case, we further develop upside and downside scenarios by adjusting the assumptions used in our financial modeling. The Committee also considers previous years' goals and the previous years' actual achievement when evaluating the rigor of the Company's financial performance objectives.

Financial results are compared to plan objectives in order to determine the amount of each named executive officer's bonus. If financial results fall between the threshold and target objectives or the target and reach objectives, bonuses are proportionately increased as a result of the threshold or target objective, as applicable, being exceeded. Notwithstanding the other provisions of the STI Plan, the Committee had the right under the 2020 STI Plan to reduce or eliminate any bonus due to a named executive officer based upon the Committee's evaluation of individual performance, and the Committee has the discretion to adjust performance criteria during a fiscal year if, for example, the initially-established performance criteria are rendered unrealistic in light of circumstances beyond the control of the Company and its management. Before applying the corporate performance criteria for fiscal year 2020, adjustments were made to the Company's results in order to account for the impact of non-recurring gains on sale of assets, one-time restructuring charges, impairment of plant, property, equipment, and goodwill, mark-to-market loss on the Company's securities portfolio, and certain other discrete, one-time items.

The approved corporate performance criteria for fiscal year 2020 and the actual performance were as follows:

	Weighting	Threshold		Target	Reach	Actual

Earnings Per Share	20%	($0.31)		$0.79	$1.47	($0.95)

Return on Invested Capital	20%	(0.4%	)	2.7%	4.5%	(2.0%)

EBITDA (in millions)	60%	$510		$678	$784	$411

Given that actual performance on each of the financial metrics was below the threshold level, no bonus was earned based on fiscal year 2020 Company financial performance.

Any bonus earned based on Company financial performance under the 2020 STI Plan was subject to being increased or decreased by up to 100% based on the Committee's overall assessment of our rig utilization, dayrates, market share relative to our broader U.S. land drilling peer group, total stockholder returns relative to both the returns of our Compensation Peer Group and all companies within our broader U.S. land drilling peer group, and our performance with respect to implementation of certain strategic Company initiatives that may vary from year to year (collectively, "strategic objectives"). Whether the bonus of a named executive officer was

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EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

increased or decreased was primarily dependent upon the Committee's judgment as to the named executive officer's effectiveness in facilitating the achievement of the Company's strategic objectives.

Despite the Company's favorable results with respect to certain of these objectives, in light of the Company's financial performance and restructuring efforts during fiscal year 2020, the Committee determined that no payout would be made under the STI Plan, as noted above.

Long-Term Equity Incentive Compensation

The Helmerich & Payne, Inc. 2020 Omnibus Incentive Plan (the "2020 Plan") was approved by our stockholders at the Company's 2020 Annual Meeting of Stockholders. The 2020 Plan governs all stock-based awards granted on or after March 3, 2020. Stock-based awards granted prior to March 3, 2020 are governed by either our 2010 Long-Term Incentive Plan (the "2010 Plan") or 2016 Omnibus Incentive Plan (the "2016 Plan"). The 2020 Plan allows the Committee to design stock-based compensation programs to encourage growth of stockholder value and allow key employees and non-employee Directors to participate in the long-term growth and profitability of the Company.

A total of 6,000,000 shares of our common stock have been authorized for award under the 2020 Plan.

Under the 2020 Plan, the Committee may grant stock options, restricted shares and restricted share units (including performance share units), cash awards, stock appreciation rights, share bonuses, and other share-based awards to employees and non-employee Directors. Except for new employees or non-employee Directors, the Committee generally only approves annual stock-based awards at its meeting in November or December after the end of each fiscal year. The Committee selected this time period for review of executive compensation since it coincides with executive performance reviews and allows the Committee to receive and consider final fiscal year financial information. Newly-hired employees or newly-appointed Directors may be considered for stock-based awards at the time they join the Company. Occasional exceptions to this policy may occur as dictated by retention considerations or market factors.

Equity award levels are determined based on, among other things, market data, and vary among participants based on their positions. Equity awards are calculated based on an executive's base pay and the value of our common stock. Under this methodology, for fiscal year 2020, the Committee limited the value of annual equity awards to 500% of the CEO's base salary and 300% of the base salary of the other named executive officers. The Committee arrived at those values in the effort to approximate the median level of compensation paid to similarly situated executives of the companies comprising the Compensation Peer Group.

The table below details the 2020 target long-term equity incentive compensation for each of our named executive officers.

NEO	Target Equity Grant as % of Base Salary	Target Value

John W. Lindsay	500	$4,880,000

Mark W. Smith	300	$1,500,000

Cara M. Hair	300	$1,245,000

John R. Bell	300	$1,137,815

Michael P. Lennox	300	$1,018,464

Robert L. Stauder	300	$1,481,436

Wade W. Clark	300	$1,018,464

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EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

During fiscal year 2020, the Committee awarded a combination of performance-vested restricted share units ("performance share units") and time-vested restricted stock to participants. Consistent with our performance-based compensation philosophy and our fiscal year 2019 grants, 50% of the annual grant was delivered in the form of performance share units and 50% was granted in the form of time-vested restricted stock. To determine the actual number of performance share units and restricted stock awarded to a named executive officer, the dollar value of the award was divided by the trailing average closing price of our common stock for the 20 trading days immediately preceding the grant date (the "Grant Calculation").

Prior to fiscal year 2019, the Committee awarded non-qualified stock options and time-vested restricted stock to participants.

Performance Share Units

The Committee made grants of performance share units to our named executive officers in November 2019. These performance share units may be earned based on our TSR versus our Compensation Peer Group during the performance period ("relative TSR"). Each performance share unit award consists of two elements, one of which is based on the Company's relative TSR over the entire three-year performance period and the other of which will be divided into annual tranches and determined based on the Company's one-year relative TSR for each year of the performance period. The portion of the performance share units that is earned based on the Company's one-year relative TSR for the first and second years of the performance period will not vest until the conclusion of the three-year term of the performance share unit award. Additional performance share units are credited based on the amount of cash dividends on our common shares divided by the market value of our common shares on the date such dividend is paid. Such dividend equivalents are subject to the same terms and conditions and are settled or forfeited in the same manner and at the same time as the performance share units to which they were credited.

We believe that the performance share units based upon a measurement of relative TSR, reflect the full value created for our stockholders as they measure both the Company's stock price appreciation and dividends against those of our peer group used for compensation decisions. Performance share units are paid in full-value shares. In order to further protect stockholder interests, executives' award agreements include a provision that caps awards at the target number of shares in the event the Company has a negative absolute TSR over the measurement period regardless of whether the Company's relative TSR exceeds the median TSR of its peers.

The complete payout table for the Company's performance share units is shown below:

The Company's TSR Percentile Ranking Relative to the Applicable Peer Group	The Company's Performance Percentage / Vested Percentage of the Subject RSUs	The Company's Performance Category

Greater than or Equal to 85th Percentile	200%	Maximum Performance

Equal to 75th Percentile	150%

Equal to 65th Percentile	125%

Equal to 55th Percentile	100%	Target Performance

Equal to 45th Percentile	75%

Equal to 35th Percentile	50%	Threshold Performance

Less than 35th Percentile	0%	Below Threshold Performance

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EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

2020 Performance Share Unit Award

The table below details the target performance share units granted to each of our named executive officers in November 2019.

NEO	2020 Target PSUs Awarded	Value Based on Grant Calculation

John W. Lindsay	59,058	$2,439,685

Mark W. Smith	18,153	$749,900

Cara M. Hair	15,067	$622,417

John R. Bell	13,770	$568,838

Michael P. Lennox	12,325	$509,145

Robert L. Stauder	17,928	$740,605

Wade W. Clark	12,325	$509,145

Under the terms of the award, one-sixth of these share units were eligible to be earned based on our relative TSR performance during 2020, subject to the satisfaction of the three-year vesting requirement. Although our relative TSR during 2020 was at the 81.8th percentile of the comparative peer group with respect to these awards, we had a negative absolute

TSR over the measurement period, which capped the number of share units eligible to be earned at 100%. The table below details the number of units eligible to be earned based on performance (including units credited based on cash dividends) and the value of the units earned.

NEO	2020 PSUs Earned		Market Value as of Dec. 31, 2020

John W. Lindsay	10,840		$251,054

Mark W. Smith	3,331		$77,146

Cara M. Hair	2,765		$64,037

John R. Bell	2,527		$58,525

Michael P. Lennox	2,262		$52,388

Robert L. Stauder*	0	*	—

Wade W. Clark*	0	*	—

*
Forfeited upon retirement.

2019 Performance Share Unit Award

The table below details the target performance share units granted to each of our named executive officers in December 2018.

NEO	2019 Target PSUs Awarded	Value Based on Grant Calculation

John W. Lindsay	35,620	$2,165,696

Mark W. Smith	9,717	$590,794

Cara M. Hair	8,460	$514,368

John R. Bell	8,419	$511,875

Michael P. Lennox	7,536	$458,189

Robert L. Stauder	10,962	$666,429

Wade W. Clark	7,536	$458,189

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EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

Under the terms of the award, one-sixth of these share units were eligible to be earned based on our relative TSR performance during 2020, subject to the satisfaction of the three-year vesting requirement. Although our relative TSR during 2020 was at the 84.6th percentile of the comparative peer group with respect to these awards, we had a negative absolute

TSR over the measurement period, which capped the number of share units eligible to be earned at 100%. The table below details the number of units eligible to be earned based on performance (including units credited based on cash dividends) and the value of the units earned.

NEO	2019 PSUs Earned	Market Value as of Dec. 31, 2020

John W. Lindsay	6,848	$158,600

Mark W. Smith	1,867	$43,240

Cara M. Hair	1,626	$37,658

John R. Bell	1,618	$37,473

Michael P. Lennox	1,448	$33,536

Robert L. Stauder	2,107	$48,798

Wade W. Clark	1,399	$32,401

Restricted Stock

There is competitive pressure in the oil and gas drilling sector to attract and retain qualified executives and employees whose knowledge and skill-set provide us with a competitive advantage. Our experience leads us to believe that awards of restricted stock improve our employee retention and help ensure that our compensation packages remain competitive with compensation packages offered by our peers. We believe that it is important to include restricted stock awards as a component of our long-term equity incentive compensation because they help us attract and retain employees across a greater variety of economic scenarios. The value of restricted stock awards remains tied to the performance of the Company's stock, and employees who receive such awards are incentivized to ensure that the Company performs well throughout the award's vesting period and for as long as they hold the vested stock.

Grants of restricted stock in November 2019 vest 25% per year over four years. During the restriction period, the participant receives quarterly payments from us equal to quarterly dividends and has the right to vote restricted shares. Unvested restricted stock is forfeited if the participant leaves the Company and is not retirement eligible.

The table below details the number and value of restricted shares granted to each named executive officer in November 2019.

NEO	Shares of Restricted Stock Granted in Nov. 2019	Value Based on Grant Calculation

John W. Lindsay	62,213	$2,439,993

Mark W. Smith	19,123	$750,004

Cara M. Hair	15,872	$622,499

John R. Bell	14,506	$568,925

Michael P. Lennox	12,984	$509,232

Robert L. Stauder	18,886	$740,708

Wade W. Clark	12,984	$509,232

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EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS
RETIREMENT

Pension Plans

Prior to October 1, 2003, most of the Company's full-time employees, including certain current named executive officers, participated in our qualified Employee Retirement Plan (the "Pension Plan"). Certain named executive officers also participated in our non-qualified Supplemental Pension Plan. Effective October 1, 2003, we revised both the Pension Plan and the Supplemental Pension Plan to close the plans to new participants and reduced benefit accruals for current participants through September 30, 2006, at which time benefit accruals were discontinued and the plans frozen.

The fiscal year 2020 year-end present value of accumulated benefits for each of our current named executive officers is shown in the Pension Benefits for Fiscal Year 2020 table on page 64.

Savings Plans

Savings plans are designed to help employees, especially long-service employees, save and prepare for retirement. We sponsor a qualified and supplemental savings plan as described below.

Our 401(k)/Thrift Plan (the "Savings Plan") is a tax-qualified savings plan pursuant to which most employees paid in U.S. dollars, including our named executive officers, are able to contribute to the Savings Plan on a before-tax basis the lesser of up to 100% of their annual compensation or the dollar limit prescribed annually by the Internal Revenue Service (the "IRS"). We match 100% of the first 5% of cash compensation that is contributed to the Savings Plan subject to IRS annual compensation limits ($285,000 for 2020). All employee contributions are immediately vested and matching contributions are subject to a three-year graded vesting schedule.

In addition to the Savings Plan, our named executive officers and certain other eligible employees can participate in the Supplemental Savings Plan, which is a non-qualified savings plan. Pursuant to the Supplemental Savings Plan, a participant can contribute between 1% and 40% of the participant's cash compensation to the Supplemental Savings Plan on a before-tax basis. If the participant has not received the full Company match of the first 5% of pay in the Savings Plan, then the balance of the match could be contributed to the Supplemental Savings Plan. The Nonqualified Deferred Compensation for Fiscal Year 2020 table on page 65 contains additional Supplemental Savings Plan information for our named executive officers.

OTHER BENEFITS

Our named executive officers are provided with other benefits, including perquisites and relocation benefits, that the Company and the Committee believe are reasonable. The Committee annually reviews the levels of these benefits provided to our named executive officers. The compensation associated with these benefits is included in the "All Other Compensation" column of the Summary Compensation Table on page 57 and a brief explanation of these fiscal year 2020 benefits is shown in footnote 7 to such table. A more detailed explanation of our aircraft policy is provided below.

Company Aircraft

With the approval of the CEO, our aircraft may be used by our named executive officers and other employees for business purposes. Many of our operations and offices are in remote locations, so our aircraft provide a more efficient use of employee time and improved flight times than are available commercially. Our aircraft also provide a more secure traveling environment where sensitive business issues may be discussed.

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EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

The Chairman of our Board of Directors and our CEO are each allocated 10 hours of personal use of our aircraft annually without reimbursement to us. The time attributable to attendance at board meetings of publicly-held companies is not counted against the 10-hour limitation. Any personal use in excess of this allotment is permitted only under extraordinary circumstances. Under extraordinary circumstances and with the approval of the CEO, the other named executive officers are permitted personal use of our aircraft, without reimbursement to us.

For tax purposes, imputed income is assessed to each named executive officer for his or her own or his or her guests' personal travel based upon the Standard Industrial Fare Level of such flights during the calendar year.

Actions Pertaining to Fiscal Year 2021 Compensation

Fiscal Year 2021 Annual Short-Term Incentive Bonus Plan

The Committee modified the design of the Company's STI Plan for fiscal year 2021. Under the 2021 STI Plan, the target incentive opportunities for our named executive officers will remain unchanged from 2020. However, the potential incentive payout ranges based on Company performance were adjusted. The threshold payout will be 65% of the target, while the reach payout will be 175% of target. The Committee believes this change results in a potential incentive payout range that is more consistent with typical market practices.

Performance under the 2021 STI Plan will be measured based on independently weighted financial, operational, and strategic objectives. Among other things, operational objectives include safety components and strategic objectives, including an environmental, social, and governance component. In response to the uncertainties related to COVID-19 and the resulting market volatility, certain financial performance metrics under the STI Plan will be evaluated based on two six-month measurement periods, which allows the Committee to more effectively establish performance goals under the plan. Company financial performance criteria will be established at the beginning of each six-month performance period. Bonuses for most financial performance metrics will be earned based on the six month performance relative to the financial performance goals that are established. While bonuses for financial performance will be determined for each of the two six month periods, no bonuses will be paid until after the end of fiscal year 2021. Bonuses for operational and strategic objectives will be determined based on full year performance.

Under the 2021 STI Plan, individual performance will also be taken into account when determining bonus payouts for each named executive officer. Any bonus earned based on Company financial, operational, or strategic performance may be adjusted up or down at the end of the year by up to 25% to reflect an evaluation of each executive's individual performance. The Committee believes formally including individual performance in the plan design will allow the Company to effectively reward executives for their individual contributions to the Company's annual success.

Fiscal Year 2021 Base Salary Review

Given the challenging industry conditions as described on page 39, in December 2020, the Committee determined that there would be no salary increases to 2021 base salary levels from 2020 levels for our named executive officers.

Fiscal Year 2021 Long-Term Equity Incentive Awards

Long-term equity incentive awards to named executive officers in fiscal year 2021 were again granted in the form of performance share units and time-vested restricted stock, with each equity vehicle representing 50% of the annual grant. The structure of the awards remained largely consistent with the 2020 grants, but did include the following changes:

  •
  The comparative peer group for purposes of evaluating relative TSR was changed from the Compensation Peer Group to a group of 23 oil and gas equipment and services companies, and drilling companies included in the S&P 1500. Given current and expected volatility in the industry, the Committee determined that using a larger group for

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EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

    purposes of evaluating relative TSR performance was more appropriate.

  •
  The vesting period associated with time-vested restricted stock was changed from 25% per year over four years to 33 1/3% per year over three years. The Committee approved this change to align the Company's practices with common practices among our Compensation Peer Group.

In addition, in response to market conditions and based on our annual equity run-rate, and equity plan share reserve, the value of the fiscal year 2021 equity awards to our named executive officers was reduced by 8-10% from fiscal year 2020 grant levels.

Clawback Rights

We are dedicated to performing with integrity and promoting accountability. We believe the Company must have the ability to recover performance-based compensation paid to executive officers and key employees in circumstances when misconduct has resulted in or contributed to a restatement of our financial statements or damage to the Company. As a result, we have two policies addressing recoupment of bonus and equity compensation from executive officers and certain other key employees.

The following is a summary of those policies:

  •
  In the event the Board determines that any fraud or intentional misconduct caused or was a substantial contributing factor to a restatement of our financials, the Board may require reimbursement of any bonus compensation paid to an executive officer or certain other key employees to the extent the bonus paid exceeded what would have been paid had the financial results been properly reported. This policy applies to all bonuses paid after September 30, 2008, which coincide with the fiscal years that are subject to the restatement.

  •
  If the Committee reasonably believes that a participant under our 2010 Plan, 2016 Plan, and 2020 Plan (the "Plans") has committed certain acts of misconduct, including fraud, embezzlement, or deliberate disregard of our rules or policies, that may reasonably be expected to result in damage to us, the Committee may cancel all or part of any outstanding award under the Plans whether or not vested or deferred. Additionally, if the misconduct occurs during a fiscal year in which there was also an exercise or receipt of an award under the Plans, the Committee may recoup any value received from such award.
Executive Officer and Director Stock Ownership Guidelines

Because the Board believes in linking the interests of management and stockholders, the Board has adopted stock ownership guidelines for our named executive officers. Our Executive Stock Ownership Guidelines specify a number of shares that our named executive officers must accumulate and hold within five years of the later of the adoption of the guidelines or the appointment of the individual as a named executive officer. The CEO is required to own shares having a value of five times base salary and the other named executive officers are required to own shares having a value of two times base salary.

The Board has adopted a similar policy applicable to Directors that requires ownership of shares having a value equal to two times annual compensation.

All of our named executive officers and non-employee Directors have either met, or are on track to meet, their ownership requirements within the prescribed five-year period.

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EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS
Trading, Hedging, and Pledging Policies

Our Insider Trading Policy prohibits all directors, officers and employees from engaging in short-term (i.e., short-swing trading) or speculative transactions involving Company stock. Our Insider Trading Policy prohibits the purchase or sale of puts, calls, options, and other derivative securities based on Company stock. Our Insider Trading Policy also prohibits short sales, margin accounts, hedging transactions, pledging of Company stock as collateral and, with the exception of Rule 10b5-1 trading plans as noted below, standing orders placed with brokers to sell or purchase Company stock.

Our Insider Trading Policy prohibits our directors, officers, and employees from purchasing or selling Company stock while in possession of material, non-public information. As such, and in addition to our pre-clearance procedures, our directors, executive officers, and certain other employees are prohibited from buying or selling Company stock during our earnings period (which begins on the first day of the month following the close of a fiscal quarter and ends after the second full trading day following the release of the Company's earnings). However, we do permit our directors and employees to adopt and use Rule 10b5-1 trading plans. This allows directors and employees to sell and diversify their holdings in Company stock over a designated period by adopting pre-arranged stock trading plans at a time when they are not aware of material non-public information concerning the Company, and thereafter sell shares of Company stock in accordance with the terms of their stock trading plans without regard to whether or not they are in possession of material non-public information about the Company at the time of the sale.

Deductibility of Executive Compensation

In connection with making decisions on executive compensation, the Committee has previously taken into consideration the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which limited the deductibility by the Company for federal income tax purposes of certain categories of annual compensation in excess of $1 million paid to certain executive officers. The exemption from the Section 162(m) deduction limit for performance-based compensation was repealed by the Tax Cuts and Jobs Act, which was enacted on December 22, 2017, effective for taxable years beginning after December 31, 2017, such that compensation paid to our named executive officers in excess of $1.0 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. The repeal means that even performance-based compensation will be subject to the deduction limit of Section 162(m). Although the performance-based exemption under Section 162(m) of the Code was repealed, there are still outstanding stock options subject to the grandfather rule of Section 162(m) that will be fully deductible if exercised.

Potential Payments Upon Change-in-Control or Termination
CHANGE-IN-CONTROL

We have entered into change-in-control agreements with our named executive officers and certain other key employees. These agreements are entered into in recognition of the importance to us and our stockholders of avoiding the distraction and loss of key management personnel that may occur in connection with a rumored or actual change-in-control of the Company. These agreements contain a

"double" trigger provision whereby no benefits will be paid to an executive unless both a change-in-control has occurred and the executive's employment is terminated after a change-in-control. We believe this arrangement appropriately balances our interests and the interests of executives since we make no payments unless a termination of employment occurs.

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EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

More specifically, if we actually or constructively terminate a named executive officer's employment within 24 months after a change-in-control other than for cause, disability, death, or if any of our named executive officers terminates his or her employment for good reason within 24 months after a change-in-control (as such terms are defined in the change-in-control agreement), any unvested benefits under our Supplemental Savings Plan and Supplemental Pension Plan and any options or restricted stock, restricted stock units, or performance share units granted to any of the named executive officers will fully vest and we will be required to pay or provide:

  •
  a lump sum payment equal to three (3) times the current base salary and previous year's annual bonus of the CEO and two (2) times the current base salary and previous year's annual bonus of the other named executive officers;

  •
  24 months of benefit continuation;

  •
  a prorated annual bonus payable in one lump sum;

  •
  up to $7,500 for out-placement counseling services; and

  •
  a lump sum payment of any accrued vacation pay and base salary through the termination date.

The above-referenced payments and benefits will be provided only if a named executive officer executes and does not revoke a release of claims in the form attached to the change-in-control agreement. No tax gross-ups are provided on payments made under these agreements. These agreements are automatically renewed for successive two-year periods unless terminated by us.

For more information regarding post-termination payments that we may be required to make to named executive officers in the event of a change-in-control, see the Potential Payments Upon Change-in-Control table on page 67.

Our 2010 Plan contains a provision whereby all stock options and restricted stock will automatically become fully vested and immediately exercisable in the event of a change-in-control, as defined in such plans. This provision was included in all equity plans in order to be consistent with market practice at the time the plans were approved by stockholders. However, similar to our change-in-control agreements, our 2016 Plan and 2020 Plan contain a "double trigger" provision whereby stock options, restricted stock, and performance share units will vest in the event of a change-in-control and the executive's employment is subsequently terminated. The potential value of the acceleration of vesting of stock options, restricted stock, and performance share units upon a change-in-control is reflected in columns 6 and 7 of the Potential Payments Upon Change-in-Control table on page 66.

OTHER TERMINATION PAYMENTS

The Supplemental Pension Plan and Supplemental Savings Plan described on page 52 and quantified in the Pension Benefits for Fiscal Year 2020 and Nonqualified Deferred Compensation for Fiscal Year

2020 tables on pages 64 and 65 provide for potential payments to named executive officers upon termination of employment for other than change-in-control.

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EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

Summary Compensation Table

The following table includes information concerning compensation paid to or earned by our named executive officers listed in the table for the fiscal years ended September 30, 2020, 2019 and 2018.

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation(5) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(6) ($)	All Other Compensation(7) ($)	Total ($)

John W. Lindsay,	2020	1,012,750	—	5,168,597	—	—	71,561	391,155	6,644,063

President and Chief	2019	984,450	643,668	4,784,455	—	858,224	77,388	382,864	7,731,049

Executive Officer	2018	927,919	811,617	2,225,716	2,398,820	1,082,155	17,895	313,042	7,777,164

Mark W. Smith(8),	2020	511,250	—	1,588,714	—	—	—	82,540	2,182,504

Senior Vice President	2019	481,250	243,540	1,305,241	—	324,720	—	86,124	2,440,875

and Chief Financial Officer	2018	177,083	214,285	426,147	426,165	285,715	—	43,765	1,573,160

Cara M. Hair,	2020	441,250	—	1,318,629	—	—	—	81,432	1,841,311

Senior Vice President,	2019	403,750	202,138	1,136,319	—	269,517	—	88,639	2,100,363

Corporate Services and Chief Legal and Compliance Officer	2018	356,563	244,599	465,395	501,566	326,132	—	44,204	1,938,459

John R. Bell,	2020	379,272	—	1,205,129	—	—	2,440	78,901	1,665,742

Senior Vice President,	2019	376,510	184,736	1,130,829	—	246,314	17,214	93,039	2,048,642

International and Offshore Operations, Drilling Subsidiary	2018	365,544	243,426	526,104	566,994	324,568	1,982	69,563	2,098,181

Michael P. Lennox, Senior Vice President, US Land Operations, Drilling Subsidiary	2020	352,247	30,000	1,078,676	—	—	—	76,413	1,537,336

Robert L. Stauder(9),	2020	399,703	—	1,569,019	—	—	58,043	887,730	$2,914,495

Former Senior Vice	2019	499,712	240,526	1,472,427	—	320,701	61,706	124,737	2,719,809

President and Chief Engineer, Drilling Subsidiary	2018	475,938	316,940	684,975	738,220	422,587	16,461	109,186	2,764,307

Wade W. Clark(9), Former Vice President, US Land, Drilling Subsidiary	2020	195,563	—	1,078,676	—	—	30,068	560,449	1,864,797

(1)
The amounts included in this column reflect salaries earned during fiscal years 2020, 2019, and 2018. Annual salary adjustments, if any, become effective at the beginning of each calendar year. Thus, the salary reported above for a fiscal year is the sum of the named executive officer's salary for the last three months of a calendar year plus the first nine months of the following calendar year.

(2)
The amounts included in this column with respect to fiscal years 2018 and 2019 reflect the portion of amounts paid pursuant to our STI Plans attributable to the Human Resources Committee's assessment of our achievement of financial performance criteria in our STI Plans, rig utilization, dayrates, market share, stockholder returns relative to both the returns of our Compensation Peer Group and all companies within our broader U.S. land drilling peer group, and performance with respect to certain other Company strategic initiatives. The amounts were earned in connection with our performance for the reported fiscal year, but were paid during the first quarter of the next fiscal year. The fiscal year 2020 bonus reported in this column with respect to Mr. Lennox was awarded by the Human Resources

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EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

  Committee in recognition of his transitional efforts related to the Company's operational and administrative reorganization in 2020 and his assumption of significant ongoing duties and responsibilities related to the retirements of Messrs. Clark and Stauder in 2020.

(3)
This column represents the aggregate grant date fair value under ASC Topic 718 for performance share units and restricted stock awards granted during fiscal year 2020, as well as prior fiscal years (as applicable). All grants were made pursuant to the 2016 Plan. For additional information on the valuation assumptions, refer to note 12, "Stock-Based Compensation," to our audited financial statements for the fiscal year ended September 30, 2020, included in the 2020 Form 10-K. These amounts reflect an accounting expense and do not correspond to the actual value that may be realized by the named executive officers. The Human Resources Committee approved the early vesting of 12,984 and 18,886 restricted stock awards held by Messrs. Clark and Stauder, respectively, upon retirement in light of their service to the Company.

(4)
The amounts included in this column reflect the aggregate grant date fair value of option awards determined pursuant to ASC Topic 718. Because the amounts reflect our accounting expense, the amounts do not correspond to the actual value that will be recognized by the named executive officers. For additional information, including valuation assumptions with respect to the grants, refer to note 12, "Stock-Based Compensation," to our audited financial statements for the fiscal year ended September 30, 2020, included in the 2020 Form 10-K.

(5)
The amounts included in this column reflect the portion of amounts paid under our STI Plan based on annual performance measured against pre-established objectives whose outcome was uncertain at the time the awards were communicated to the named executive officers. The bonus award opportunities and financial measures and financial measure weightings for determining bonus amounts for fiscal year 2020 are described in the CD&A.

(6)
The amounts included in this column reflect the aggregate change in the actuarial present value of the accumulated benefit of each named executive officer under our Pension Plan and our Supplemental Pension Plan. The actuarial present value calculation for fiscal year 2020 for Mr. Lindsay, who is retirement eligible, is based on an immediate annuity (with an assumed retirement date of September 30, 2020), whereas the present value calculation for Mr. Bell, who is not retirement eligible, is based on a deferred annuity (with an assumed retirement age of 61). None of Messrs. Lennox and Smith or Ms. Hair are participants under either the Pension Plan or the Supplemental Pension Plan.

(7)
"All other compensation" for fiscal year 2020 includes the following:

•
Our matching contribution to the Savings Plan on behalf of each named executive officer as follows:

– John W. Lindsay	$14,250	– Mark W. Smith	$14,250	– Robert L. Stauder	$14,250

– Cara M. Hair	$14,250	– John R. Bell	$14,250	– Michael P. Lennox	$14,250

– Wade W. Clark	$8,113

  •
  Our matching contribution to the nonqualified Supplemental Savings Plan for Employees of Helmerich & Payne, Inc. on behalf of each named executive officer as follows:

– John W. Lindsay	$37,373	– Mark W. Smith	$5,063	– Robert L. Stauder	—

– Cara M. Hair	$7,813	– John R. Bell	$5,416	– Michael P. Lennox	$5,201

– Wade W. Clark	—

  •
  Dividends on restricted stock as follows:

– John W. Lindsay	$252,243	– Mark W. Smith	$62,090	– Robert L. Stauder	$72,322

– Cara M. Hair	$59,339	– John R. Bell	$59,204	– Michael P. Lennox	$52,124

– Wade W. Clark	$41,380

  •
  For John W. Lindsay, the amount reported includes $62,719 for personal use of our aircraft. The value shown for personal use of our aircraft is the incremental cost to us of such use, which is calculated based on the variable operating costs to us per nautical mile of operation, which include fuel costs, repairs, meals, professional services, travel expenses and licenses and fees. Fixed costs that do not change based on usage, such as the cost of aircraft, pilot salaries, insurance, rent, and other costs, were not included. The amount reported includes deadhead flights and is reduced by any reimbursements to us. Flights for Mr. Lindsay comply with the Company's aircraft use policy in the CD&A under "Compensation Components—Other Benefits—Company Aircraft."

  •
  Our contributions toward business travel premiums, club memberships, event tickets, and personal use of aircraft not otherwise disclosed above. The values of these personal benefits are based on the incremental aggregate cost to us and are not individually

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    quantified because none of them individually exceeded the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for each named executive officer.

  •
  Amounts paid to Messrs. Stauder and Clark in connection with separation arrangements upon retirement comprised of (a) lump sum cash payments of $750,289 and $466,545, respectively, and (b) a payment to Mr. Stauder of $22,730 representing the cash equivalent of 18 months of premiums for health insurance coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act (COBRA).

  •
  A cash benefit payable to all employees (a) with 25 years or more of service equal to one week's salary paid to Messrs. Lindsay, Stauder, and Clark in the amounts of $19,712, $9,808 and $6,724, respectively and (b) who resign or retire for regular vacation accrued but not taken paid to Messrs. Stauder and Clark in the amounts of $17,653 and $37,656, respectively.

(8)
Mr. Smith joined the Company in May 2018.

(9)
Messrs. Clark and Stauder retired from the Company on May 1, 2020 and July 17, 2020, respectively.

Grants of Plan-Based Awards in Fiscal Year 2020

As described in the CD&A under "Compensation Components—Performance-Based Compensation Components," we provide incentive award opportunities to executives, designed to reward both short-term and long-term business performance, and create a close alignment between incentive compensation and stockholders' interests. The following table provides information on non-equity incentive plan awards, performance share units and restricted stock granted in fiscal year 2020 to each of our named executive officers. Although the grant date fair value is shown in the table for these stock awards, there can be no assurance that these values will actually be realized during the terms of these grants.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or	Grant Date Fair Value of Stock

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units(3) (#)	Awards(4) ($)

John W. Lindsay		410,000	1,127,500	1,332,500

	11/04/2019				29,529	59,058	118,116		2,563,117

	11/04/2019							62,213	2,605,480

Mark W. Smith		128,750	463,500	515,000

	11/04/2019				9,076	18,153	36,306		787,843

	11/04/2019							19,123	800,871

Cara M. Hair		112,500	337,500	450,000

	11/04/2019				7,533	15,067	30,134		653,910

	11/04/2019							15,872	664,719

John R. Bell		99,500	298,500	398,000

	11/04/2019				6,885	13,770	27,540		597,618

	11/01/2019							14,506	607,511

Michael P. Lennox		89,125	267,375	356,500

	11/04/2019				6,162	12,325	24,650		534,907

	11/04/2019							12,984	543,769

Robert L. Stauder		127,500	382,500	510,000

	11/04/2019				8,964	17,928	35,856		778,074

	11/04/2019							18,886	790,945

Wade W. Clark		89,125	267,375	356,550

	11/04/2019				6,162	12,325	24,650		534,907

	11/04/2019							12,984	543,769

(1)
The amounts included in this column reflect the threshold, target, and maximum potential value of a payout for each named executive officer under our 2020 STI Plan if certain of our financial performance objectives were achieved for the October 1, 2019 to September 30, 2020 performance period. The amounts are based on salaries in effect as of January 1, 2020 for each named executive officer, which is the basis for determining the actual payments to be made subsequent to year-end. The potential payouts were performance-driven and, therefore, were at risk. The possible payouts reflected in the table may be increased or decreased by an adjustment factor of up to 100% based on the Committee's assessment of corporate performance. The financial measures, bonus opportunities, and adjustment factors for

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EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

  determining payout under our 2020 STI Plan are described in the CD&A. For the reasons discussed in the CD&A, the Human Resources Committee ultimately determined that no payout would be made to our NEOs under the 2020 STI Plan.

(2)
The amounts in the table above reflect the threshold, target, and maximum number of shares issuable with respect to performance share units granted in November 2019. The performance share units are settled in shares of common stock, in an amount from 0% to 200% of the number of units awarded, based on the Company's total stockholder return, compared to that of the Compensation Peer Group, over the three-year period commencing on January 1, 2020 and ending on December 31, 2022. All grants were made pursuant to the 2016 Plan. Performance share units reported in this table held by Messrs. Clark and Stauder were forfeited upon their retirement from the Company pursuant to the terms of the grant agreements with respect to such units.

(3)
The amounts included in this column reflect the number of shares of common stock subject to restricted stock awards granted in fiscal year 2020 to the named executive officers. The awards of restricted stock vest ratably in four equal annual installments, beginning on the one-year anniversary of the grant date. Dividends are paid on the restricted stock at the same rate applicable to other holders of our common stock. The Human Resources Committee approved the accelerated vesting of the restricted stock awards reported in this table with respect to Messrs. Clark and Stauder upon their retirement in light of their service to the Company.

(4)
This column represents the grant date fair value under ASC Topic 718 for performance share units and restricted stock awards granted during fiscal year 2020. For additional information on the valuation assumptions, refer to note 12, "Stock-Based Compensation," to our audited financial statements for the fiscal year ended September 30, 2020, included in the 2020 Form 10-K. These amounts reflect an accounting expense and do not correspond to the actual value that may be realized by the named executive officers.

(5)
Messrs. Clark and Stauder retired from the Company on May 1, 2020 and July 17, 2020, respectively.

Outstanding Equity Awards at Fiscal Year 2020 Year-End

The following table provides information on the current holdings of stock option awards, performance share unit awards, and restricted stock awards by the named executive officers at September 30, 2020. This table includes exercisable and unexercisable option awards and unvested performance share unit awards and restricted stock awards, and such awards are reflected in each row below on an award-by-award basis. The vesting schedule for each grant that has not fully vested is shown following this table. For additional information about the option awards and stock awards, see the description of such awards in the CD&A under "Compensation Components—Performance-Based Compensation Components—Long-Term Equity Incentive Compensation."

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		Option Awards						Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(4) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(5) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4) ($)

John W. Lindsay	12/7/2010	21,000				47.93	12/7/2020

	12/6/2011	34,000				59.76	12/6/2021

	12/4/2012	54,500				54.18	12/4/2022

	12/3/2013	62,500				79.67	12/3/2023

	12/2/2014	112,000				68.83	12/2/2024

	11/30/2015	185,000				58.25	11/30/2025

	12/5/2016	96,954	24,150	(1)		81.31	12/5/2026	5,712	(2)	83,681

	12/4/2017	185,811	92,906	(1)		58.43	12/4/2027	19,046	(2)	279,024

	12/14/2018							28,854	(2)	422,711	40,458	592,715

	11/04/2019							62,231	(2)	911,420	64,353	942,771

Mark W. Smith	5/1/2018	11,957	11,958	(3)		68.90	5/1/2028	3,093	(2)	45,312

	12/14/2018							7,872	(2)	115,324	11,036	161,677

	11/4/2019							19,123	(2)	280,151	19,781	289,785

Cara M. Hair	12/6/2011	750				59.76	12/6/2021

	12/2/2014	5,000				68.83	12/2/2024

	11/30/2015	31,000				58.25	11/30/2025

	12/5/2016	14,268	4,758	(1)		81.31	12/5/2026	1,125	(2)	16,481

	12/4/2017	19,425	19,426	(1)		58.43	12/4/2027	3,983	(2))	58,350

	12/14/2018							6,853	(2)	100,396	9,607	140,749

	11/4/2019							15,872	(2)	232,524	16,418	240,529

John R. Bell	12/7/2010	5,500				47.93	12/7/2020

	12/6/2011	6,000				59.76	12/6/2021

	12/4/2012	10,000				54.18	12/4/2022

	12/3/2013	8,500				79.67	12/3/2023

	12/2/2014	22,500				68.83	12/2/2024

	11/30/2015	41,000				58.25	11/30/2025

	12/5/2016	16,863	5,622	(1)		81.31	12/5/2026	1,331	(2)	19,499

	12/4/2017	21,960	21,959	(1)		58.43	12/4/2027	4,502	(2)	65,954

	12/14/2018							6,820	(2)	99,913	9,607	140,749

	11/4/2019							14,506	(2)	212,513	15,005	219,817

Michael P. Lennox	12/7/2010	3,000				47.93	12/7/2020

	12/6/2011	4,000				59.76	12/6/2021

	11/30/2015	8,400				58.25	11/30/2025

	12/5/2016							1,264	(2)	18,517

	12/4/2017	17,506	17,506	(1)		58.43	12/4/2027	3,589		52,578

	12/14/2018							6,105	(2)	89,438	8,559	125,383

	11/4/2019							12,984	(2)	190,215	13,431	196,757

Robert L. Stauder	12/3/2013	17,000				79.67	12/3/2023

	12/2/2014	11,124				68.83	12/2/2024

	11/30/2015	40,500				58.25	11/30/2025

	12/5/2016	21,957	7,319	(1)		81.31	12/5/2026	1,731	(2)	25,359

	12/4/2017	28,591	28,591	(1)		58.43	12/4/2027	5,862	(2)	85,878

	12/14/2018							8,880	(2)	130,092	12,449	182,399

Wade W. Clark	12/6/2011	8,500				59.76	12/6/2021

	12/4/2012	10,000				54.18	12/4/2022

	12/3/2013	8,500				79.67	12/3/2023

	12/2/2014	14,000				68.83	12/2/2024

	11/30/2015	22,350				58.25	11/30/2025

	12/5/2016	7,590	2,530	(1)		81.31	12/5/2026	1,400	(2)	20,510

	12/4/2017	19,656	19,656	(1)		58.43	12/4/2027	4,030	(2)	59,039

	12/14/2018							6,105	(2)	89,438	8,269	121,150

(1)
To the extent applicable to each person in the above table, the remaining unexercisable options vest as follows:

Grant Date	Vesting Schedule

12/05/2016	12/05/2020

12/04/2017	ratably on each of the following dates: 12/04/2020 and 12/04/2021

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(2)
To the extent applicable to each person in the above table, the remaining unvested shares of restricted stock vest as follows:

Grant Date	Vesting Schedule

12/05/2016	12/05/2020

12/04/2017	ratably on each of the following dates: 12/04/2020 and 12/04/2021

05/01/2018	ratably on each of the following dates: 05/01/2021 and 05/01/2022

12/14/2018	ratably on each of the following dates: 12/14/2020, 12/14/2021, and 12/14/2022

11/04/2019	ratably on each of the following dates: 11/04/2020, 11/04/2021, and 11/04/2022

(3)
The remaining unexercisable options vest ratably on each of the following dates: 5/1/2021 and 5/1/2022.

(4)
The aggregate market value is based on the closing market price of our common stock of $14.65 at September 30, 2020.

(5)
Includes, as of September 30, 2020 (i) unvested performance share units at threshold (including dividend equivalents accumulated thereon) that have not been determined to be eligible to vest, which were granted on December 14, 2018 and November 4, 2019 and remain subject to performance conditions and (ii) the portion of performance share units granted on December 14, 2018 determined to be eligible to vest (including dividend equivalents accumulated thereon) subject to the condition that the named executive officer remain continuously employed by the Company through the end of the three-year performance cycle with respect to such units. Each performance share unit award consists of two elements, one of which is based on performance criteria over a three-year performance period and the other of which is further divided into three annual tranches with one-year performance criteria. Performance share units that remain subject to performance conditions may be determined to be eligible to vest in amounts that vary from threshold amounts. The number of performance units determined to be eligible to vest (including dividend equivalents accumulated thereon) as of September 30, 2020 were as follows:

– John W. Lindsay	6,579 performance share units

– Mark W. Smith	1,794 performance share units

– Cara M. Hair	1,561 performance share units

– John R. Bell	1,554 performance share units

– Michael P. Lennox	1,391 performance share units

– Robert L. Stauder	2,024 performance share units

– Wade W. Clark	1,391 performance share units

Option Exercises and Stock Vested in Fiscal Year 2020

The following table provides additional information about stock option exercises and shares acquired upon the vesting of stock awards, including the value realized, during fiscal year 2020 by the named executive officers.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(1)

John W. Lindsay	45,000	26,793	29,226		1,172,882

Mark W. Smith	—	—	4,170		136,432

Cara M. Hair	—	—	6,150		247,537

John R. Bell	9,000	5,898	6,853		275,062

Michael P. Lennox	—	—	6,142		246,502

Robert L. Stauder	—	—	27,758	(2)	738,950

Wade W. Clark	—	—	19,615	(2)	483,924

(1)
The value realized on vesting is calculated using the closing market price of our common stock on the relevant vesting dates.

(2)
Messrs. Clark and Stauder retired from the Company on May 1, 2020 and July 17, 2020, respectively. The Human Resources Committee approved the early vesting of 12,984 and 18,886 restricted stock awards held by Messrs. Clark and Stauder, respectively, upon retirement in light of their service to the Company.

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Pension Benefits for Fiscal Year 2020

The Pension Benefits table below sets forth the fiscal year 2020 year-end present value of accumulated benefits payable to each of our named executive officers under our Pension Plan and the Supplemental Pension Plan. Effective October 1, 2003, we revised both the Pension Plan and the Supplemental Pension Plan to close the plans to new participants and reduced benefit accruals for current participants through September 30, 2006, at which time benefit accruals were discontinued and the plans frozen.

The pension benefit under our Pension Plan for time periods prior to October 1, 2003, is calculated pursuant to the following formula:

Compensation × 1.5% = Annual Pension Benefit.

The pension benefit for the period commencing October 1, 2003 through September 30, 2006 is calculated as follows:

Compensation × 0.75% = Annual Pension Benefit.

Pension benefits are determined based on compensation received throughout a participant's career. "Compensation" includes salary, bonus, vacation pay, sick pay, Section 401(k) elective deferrals, and Section 125 "cafeteria plan" deferrals. The Pension Plan benefit formulas are the same for all employees. Therefore, retirement benefits for executives are calculated in the same manner as for other employees.

A normal retirement benefit is available under our Pension Plan if the employee retires at age 65 with at least five years of credited service or is otherwise fully vested. The "normal retirement date" is the first day of the month coincident with or next following the later of (i) normal retirement age (age 65) and (ii) the fifth anniversary of the employee's participation in the Pension Plan.

An employee can take early retirement once he has reached age 55 and has completed at least 10 years of credited service. The amount of the early retirement benefit payment is reduced if the employee retires prior to age 62 and immediately begins receiving payments. The reduction in the annual benefit amount is 6% for each year (1/2 of 1% for each month) that the employee's early retirement benefit payments start prior to age 62. The Pension Plan provides unreduced benefits for early retirement after the employee reaches age 62 and has at least 10 years of credited service. The benefit after age 62 is calculated the same as a benefit at age 65.

A vested benefit is available if the employee terminates employment before early or normal retirement and has five or more years of credited service. However, the employee may elect to start receiving a benefit as early as age 55 if he had 10 years of credited service. In this situation, the monthly amount will be less than what the employee would receive had he waited until age 65 since the benefit will be actuarially reduced to cover a longer period of time for payment. The actuarial reduction of the early deferred vested pension is greater than the reduction for early retirement immediately following termination of employment. However, if the employee qualified for the more favorable reduction factors at the time he leaves the Company, the benefit is based on those factors.

The employee may choose among alternative forms of retirement income payment after he becomes eligible to retire on his normal retirement date or early retirement date, as the case may be. Optional forms of payment include a single life annuity (which is an unreduced monthly pension for the rest of the employee's life), a Joint & Survivor Annuity (which is a reduced monthly pension during the employee's lifetime with payments, depending on the employee's election, of 50%, 75%, or 100% of the monthly pension continuing to the employee's spouse for the rest of the spouse's life), a guaranteed certain benefit option (which is a reduced monthly pension with payments guaranteed for 10 years and if the employee dies before the end of this period, his beneficiary will receive the payments through the end of this period) or a lump-sum (a one-time only lump sum payment, based on the present value of the monthly benefits that would have been expected to be paid for the retiree's lifetime—no survivor benefits are payable under this option).

The Supplemental Pension Plan benefit payable to the employee is the difference between the monthly amount of our Pension Plan benefit to which the employee would have been entitled if such benefit

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EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

were computed without giving effect to the limitations on benefits imposed by application of Sections 415 and 401(a)(17) of the Code, and the monthly amount actually payable to the employee under our Pension Plan at the applicable point in time. The benefit amount is computed as of the employee's date of termination with the Company in the form of a straight life annuity payable over the employee's lifetime (calculated in the same manner as the Pension Plan) assuming payment was to commence at the employee's normal retirement date. The employee will be paid in the form of a lump sum payment or an annual installment payable over a period of two to 10 years as designated by the employee. The employee's form of payment election under the Pension Plan will not affect the payment form under the Supplemental Pension Plan. Payment under the Supplemental Pension Plan will commence within 30 days of the later of the first business day of the seventh month following the employee's separation from service or the age (between age 55 and 65) specified on the employee's election form. However, in the event of death, payment will be paid within 30 days of the date of death.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year ($)

John W. Lindsay	Pension Plan	34	488,316	—

	Supplemental Pension Plan	34	78,976	—

Mark W. Smith(2)	Pension Plan	—	—	—

	Supplemental Pension Plan	—	—	—

Cara M. Hair(2)	Pension Plan	—	—	—

	Supplemental Pension Plan	—	—	—

John R. Bell	Pension Plan	23	64,112	—

	Supplemental Pension Plan	23	—	—

Michael P. Lennox(2)	Pension Plan	—	—	—

	Supplemental Pension Plan	—	—	—

Robert L. Stauder(3)	Pension Plan	36	421,999	—

	Supplemental Pension Plan	36	1,248	—

Wade W. Clark(3)	Pension Plan	33	196,101	—

	Supplemental Pension Plan	—	—	—

(1)
The actuarial present value calculation for fiscal year 2020 for Mr. Lindsay, who is retirement eligible, is based on an immediate annuity (with an assumed retirement date of September 30, 2020), whereas the present value calculation for Mr. Bell, who is not retirement eligible, is based on a deferred annuity (with an assumed retirement age of 61). The lump-sum assumptions are consistent with those used at September 30, 2020. The Company's pension and the assumptions are more fully described in the 2020 Form 10-K.

Mr. Lindsay is eligible to receive a reduced early retirement benefit upon termination of employment. Mr. Bell would be eligible to receive a benefit any time after attaining age 55 upon his termination of employment. Depending on his age at termination, he would be eligible to receive either a reduced early retirement benefit or an actuarially reduced early deferred vested benefit on or after age 55.

(2)
Ms. Hair and Messrs. Lennox and Smith are not participants under either the Pension Plan or the Supplemental Pension Plan.

(3)
Messrs. Clark and Stauder retired from the Company on May 1, 2020 and July 17, 2020, respectively.

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Nonqualified Deferred Compensation for Fiscal Year 2020

Pursuant to our Supplemental Savings Plan, a participant can contribute between 1% and 40% of a participant's combined base salary and bonus to the Supplemental Savings Plan on a before-tax basis. If the participant has not received the full Company match of the first 5% of pay in the qualified Savings Plan, then the balance of the match will be contributed to the Supplemental Savings Plan. With the exception of one stable value fund, the investment fund selections are identical in both the qualified Savings Plan and the Supplemental Savings

Plan. Unless previously distributed according to the terms of a scheduled in-service withdrawal, a participant's account will become payable at the time and in the form selected by the participant upon the earlier to occur of a participant's separation from service, a participant's disability, a change-in-control or the participant's death. A participant may select payment in the form of a single lump sum payment or annual installment payments payable over a period of two to 10 years.

The following Nonqualified Deferred Compensation table summarizes the named executive officers' compensation for fiscal year 2020 under our Supplemental Savings Plan.

Name	Executive Contributions for FY 2020(1) ($)	Registrant Contributions for FY 2020(1) ($)	Aggregate Earnings in Last FY(2) ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE(3) ($)

John W. Lindsay	380,152	37,373	110,833	35,313	2,640,555

Mark W. Smith	53,976	5,063	39,413	—	121,520

Robert L. Stauder	48,733	—	39,227	—	1,270,032

Cara M. Hair	55,770	7,813	30,333	—	239,801

John R. Bell	44,915	5,416	26,516	—	270,118

Michael P. Lennox	29,156	5,201	20,370	—	140,289

Wade W. Clark	116,683	—	22,593	—	1,137,299

(1)
The amounts reflected as Registrant Contributions above are included in the Summary Compensation Table under the "All Other Compensation" column. Executive Contributions reflected above are made monthly during the fiscal year and are based on the employee's elected deferral percentage rate. Registrant Contributions are made at the end of the calendar year following the end of the fiscal year. These contributions are based on salary and bonus. Executive Contributions are reported as salary and bonus in the Summary Compensation Table.

(2)
These amounts do not include any above-market earnings.

(3)
The fiscal year-end balance reported for the Supplemental Savings Plan includes the following amounts that were previously reported in the above Summary Compensation Table as compensation for 2018 and 2019.

– John W. Lindsay	$883,785	– Mark W. Smith	$52,851	– Robert L. Stauder	$200,812

– Cara M. Hair	$87,523	– John R. Bell	$117,682

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Potential Payments Upon Change-in-Control

The following table shows potential pre-tax payments to our named executive officers under existing agreements in the event of a change-in-control, assuming a September 30, 2020 termination date and using the closing price ($14.65) of our common stock on September 30, 2020 (the last business day of fiscal year 2020). Any payments due under the agreements are to be paid in a lump sum within 30 days after an executive's employment termination date. In addition, in the event of a change-in-control without termination of employment, our named executive officers would be entitled to all of the amounts reflected in the column captioned "Stock Options" and, with respect to restricted stock and performance share units, the amounts reflected in the column captioned "Restricted Stock" after reducing same by the value attributed to the unvested portions of the restricted stock awards granted on December 5, 2016, December 4, 2017, May 1, 2018, December 14, 2018, and November 4, 2019 under our 2016 Plan. See footnote 7 below for additional information on restricted stock.

Name	Salary and Bonus ($)	Bonus(2) ($)	Vacation Pay(3) ($)	Continued Benefits(4) ($)	Outplacement Services(5) ($)	Stock Options(6) ($)	Restricted Stock(7) ($)	Non-qualified Plans(8) ($)	Total ($)

John W. Lindsay	7,580,676	1,501,892	76,875	187,503	7,500	—	3,232,332	2,717,470	13,802,356

Mark W. Smith	2,166,520	568,260	28,721	70,949	7,500	—	892,263	121,520	3,287,473

Michael P. Lennox	1,484,670	385,835	34,279	81,311	7,500	—	672,894	140,289	2,420,942

Cara M. Hair	1,843,312	471,656	38,077	71,613	7,500	—	789,037	239,801	2,989,340

John R. Bell	1,620,644	431,050	39,386	94,442	7,500	—	757,780	270,118	2,789,869

Robert L. Stauder(9)	—	—	—	—	—	—	—	—	—

Wade W. Clark(9)	—	—	—	—	—	—	—	—	—

(1)
For Mr. Lindsay, this amount represents a lump sum payment equal to three (3) times the sum of (a) base salary in effect at the time of termination and (b) an annual bonus, derived by taking the target annual bonus applicable for the year of termination or, if greater, the amount of annual bonus most recently paid for a year preceding the year of termination. The computation for the other named executive officers is the same except that the multiplier in the preceding formula is two (2) times.

(2)
This amount represents an annual bonus for the fiscal year-end which coincides with the termination date of September 30, 2020. This annual bonus amount is calculated in the manner contemplated in footnote 1 above.

(3)
This column reflects accrued vacation pay not yet paid by us as of September 30, 2020.

(4)
This amount represents the value of 24 months of benefit continuation following the termination of employment. Benefits included are: 18 months of Company medical COBRA, and private medical, dental, and vision insurance for six months following COBRA; basic and supplemental life insurance; long-term disability insurance; Savings Plan match; and Supplemental Savings Plan match by us.

(5)
This amount represents payment for outplacement counseling services if utilized by the named executive officer.

(6)
This column represents the potential value of unvested stock options that would vest. The value in the column is derived by multiplying the number of shares underlying the options that vested by the difference between closing market price of our common stock of $14.65 at September 30, 2020 (the last business day of fiscal year 2020), and the exercise price of each option that vested.

(7)
This column represents the value of unvested restricted stock awards and performance share units that would vest in connection with a change-in-control and a termination of employment. The value on September 30, 2020 is shown at $14.65 per share, the closing price of our common stock on September 30, 2020 (the last business day of fiscal year 2020). If there was a change-in-control without a termination of employment, the column amounts would be reduced (since, beginning in fiscal year 2017, all equity award grants contain a vesting double trigger) and the new column amounts would be as follows:

— John W. Lindsay	$83,681	— Mark W. Smith	$0	— Michael P. Lennox	$18,517

— Cara M. Hair	$16,481	— John R. Bell	$19,499

(8)
Except as noted in this footnote, this column reflects the value of, and payout under, the Supplemental Savings Plan and Supplemental Pension Plan. Both the Supplemental Savings Plan and Supplemental Pension Plan are payable upon termination of employment. Only

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EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

  the Supplemental Savings Plan is payable upon a change-in-control (with or without termination). The amounts reported for Ms. Hair and Messrs. Smith, Lennox, and Bell are solely attributable to the Supplemental Savings Plan. The amount reported for Mr. Lindsay includes both the Supplemental Savings Plan and Supplemental Pension Plan.

(9)
Messrs. Clark and Stauder retired from the Company on May 1, 2020 and July 17, 2020, respectively; consequently, their change-in-control agreements ceased to be in effect. As a result, the table is not applicable to Messrs. Clark and Stauder because of the assumed employment termination date of September 30, 2020.

Pay Ratio Disclosure

Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") and Item 402(u) of Regulation S-K require us to disclose for the last fiscal year (i) the median of the annual total compensation of all of our employees, except our principal executive officer, (ii) the annual total compensation of our principal executive officer and (iii) the ratio of the amount in clause (i) to the amount in clause (ii) (the "pay ratio").

Background

We identified a new median employee for fiscal year 2020, as the median employee used for our fiscal year 2019 disclosure was not employed by us at the end of fiscal year 2020. As of September 30, 2020, the date we used for identifying the median employee and calculating the pay ratio, our employee population consisted of 3,890 people in two countries, including all full-time, part-time, seasonal and temporary workers of Helmerich & Payne, Inc. and its consolidated subsidiaries, but excluding the employees described below. We used the last day of each month during the fiscal year for purposes of determining the foreign exchange rate to U.S. dollar for employees paid in other currencies. We excluded 199 employees based in seven non-U.S. countries (see details in the table below) under the "de minimis" exemption in Item 402(u)(4)(ii) of Regulation S-K.

Country	Number of Workers Excluded

Bahrain	29

Canada	1

Colombia	69

France	26

India	62

United Arab Emirates	5

United Kingdom	7

We used a consistently applied compensation measure to identify our median-paid employee from our employee population by comparing employees' total cash compensation for fiscal year 2020, consisting of salary or wages, bonuses, matching contributions to Company savings plans and other income earned during the fiscal year. We did not annualize compensation for employees who were hired during fiscal year 2020 and no cost-of-living adjustments were made in identifying the median employee.

Calculation

After identifying our median employee, we combined all elements of this employee's compensation for fiscal year 2020 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total cash compensation of $102,231 for fiscal year 2020. As reported in the "Total" column of the "Summary Compensation Table" included in this proxy statement, our CEO's annual total compensation for fiscal year 2020 was $6,644,063. Based on this information, the pay ratio of our CEO's annual total compensation to that of our median employee for fiscal year 2020 was approximately 64.99 to 1.

Because the SEC rules for identifying the median employee and calculating the pay ratio based on that employee's annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio that we have reported here. We believe that our calculated ratios are reasonable estimates calculated in a manner consistent with the pay ratio disclosure requirements.

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EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our directors, officers, and certain beneficial owners (collectively, "Section 16 Persons") to file with the SEC reports of beneficial ownership on Form 3 and reports of changes in ownership on Form 4 or Form 5. To our knowledge, based solely on a review of the Section 16(a) reports filed electronically with the SEC for fiscal year 2020 and written representations that no other reports were required, all filing requirements for the Section 16 Persons have been complied with during and with respect to fiscal year 2020, except that due to clerical oversights, amendments to Forms 4 for Ms. Hair and Messrs. Bell, Benson, Clark, Lennox, Lindsay, Smith, and Stauder, to correct the underreporting of performance share units, were filed late on July 23, 2020.

Summary of All Existing Equity Compensation Plans

The following chart sets forth information concerning our equity compensation plans as of September 30, 2020.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

	(a)		(b)	(c)
Equity compensation plans approved by security holders	2,862,869	(1)	$62.41	5,889,556	(3)

Equity compensation plans not approved by security holders(2)	—		—	—

Total	2,862,869		$62.41	5,889,556

(1)
Includes the 2010 Plan, the 2016 Plan, and the 2020 Plan.

(2)
We do not maintain any equity compensation plans that have not been approved by the stockholders.

(3)
The reported 5,889,556 shares available for future issuance pertain to our 2020 Plan approved by our stockholders at the 2020 Annual Meeting of Stockholders. Of the 5,889,556 shares that remain available for issuance under our 2020 Plan, up to 2,944,778 shares may be awarded as restricted stock or certain other awards as contemplated under the 2020 Plan.

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PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act and the related rules of the SEC, the Company is requesting stockholder approval, on an advisory basis, of the compensation of the Company's named executive officers as disclosed in this proxy statement. The Human Resources Committee has overseen the development of a compensation program that is described more fully in the "Executive Compensation Discussion and Analysis" section of this proxy statement, including the related compensation tables and narrative. Our compensation program is designed to attract and retain qualified executives who are critical to the successful implementation of our strategic business plan. Further, we believe that our compensation program promotes a performance-based culture and aligns the interests of executives with those of stockholders by linking a substantial portion of compensation to the Company's performance. It balances short-term and long-term compensation opportunities to ensure that the Company meets short-term objectives while continuing to produce value for our stockholders over the long-term. The Company believes that its compensation program is appropriate and has served to accomplish the goals mentioned above. In deciding how to vote on this proposal, the Board urges you to consider the "Executive Compensation Discussion and Analysis" section beginning on page 39 of this proxy statement.

For the reasons discussed, the Board recommends a vote in favor of the following resolution:

  "Resolved, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed pursuant to the SEC's compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure contained in the proxy statement)."

As an advisory vote, this proposal is not binding on the Company. However, the Human Resources Committee, which is responsible for designing and administering the Company's executive compensation program, values the opinions expressed by stockholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Our Board unanimously recommends a vote FOR approval, on an advisory basis, of the compensation of the Company's named executive officers as disclosed in this proxy statement.

   2021 Proxy Statement   |   69

STOCK OWNERSHIP INFORMATION

Security Ownership of Certain Beneficial Owners

The following table sets forth those persons or groups who, to our knowledge, beneficially own more than 5% of our common stock, the number of shares beneficially owned by each, and the percentage of outstanding stock so owned, as of January 5, 2021. At the close of business on January 5, 2021, there were 109,291,244 issued and outstanding shares of our common stock.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	Common Stock	16,464,123	(1)	15.06%

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	Common Stock	11,932,032	(2)	10.92%

State Farm Mutual Automobile Insurance Company One State Farm Plaza Bloomington, Illinois 61710	Common Stock	8,303,961	(3)	7.60%

State Street Corporation State Street Financial Center One Lincoln Street Boston, MA 02111	Common Stock	5,880,267	(4)	5.38%

Capital World Investors 333 South Hope Street Los Angeles, CA 90071	Common Stock	5,860,000	(5)	5.36%

(1)
This information is based on BlackRock, Inc.'s Schedule 13G Amendment filed with the SEC on June 9, 2020. Of the shares reported as beneficially owned, BlackRock, Inc. has sole voting power over 15,961,671 shares and sole dispositive power over 16,464,123 shares.

(2)
This information is based on The Vanguard Group, Inc.'s Schedule 13G Amendment filed with the SEC on February 12, 2020. Of the shares reported as beneficially owned, The Vanguard Group, Inc. has sole voting power over 138,814 shares, sole dispositive power over 11,782,602 shares, shared voting power over 25,115 shares, and shared dispositive power over 149,430 shares.

(3)
This information is based on State Farm Mutual Automobile Insurance Company's Schedule 13G filed with the SEC on January 29, 2020. Of the shares reported as beneficially owned, State Farm Mutual Automobile Insurance Company and certain of its affiliates have sole voting power and sole dispositive power over 8,257,200 shares and shared voting and shared dispositive power over 46,761 shares.

(4)
This information is based on State Street Corporation's Schedule 13G Amendment filed with the SEC on May 11, 2020. Of the shares reported as beneficially owned, State Street Corporation has shared voting power over 5,474,855 shares and shared dispositive power over 5,879,367 shares.

(5)
This information is based on Capital World Investors' Schedule 13G Amendment filed with the SEC on February 14, 2020. Of the shares reported as beneficially owned, Capital World Investors has sole voting and dispositive power over 5,860,000 shares.

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STOCK OWNERSHIP INFORMATION

Security Ownership of Directors and Management

The following table sets forth the total number of shares of our common stock beneficially owned by each of the present Directors and nominees, our CEO, all other executive officers named in the

Summary Compensation Table, and all Directors and executive officers as a group, and the percent of the outstanding common stock so owned by each as of January 5, 2021.

Directors and Named Executive Officers	Title of Class	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)

Hans Helmerich	Common Stock	2,836,946	(3)	2.59%

John W. Lindsay	Common Stock	1,017,978	(4)

John R. Bell	Common Stock	236,024	(5)

Robert L. Stauder(19)	Common Stock	179,745	(6)

Wade W. Clark(19)	Common Stock	154,918	(7)

Cara M. Hair	Common Stock	147,789	(8)

Edward B. Rust, Jr.	Common Stock	94,949	(9)(20)

John D. Zeglis	Common Stock	85,802	(10)

Michael P. Lennox	Common Stock	79,372	(11)

Thomas A. Petrie	Common Stock	62,396	(12)(20)

Randy A. Foutch	Common Stock	60,506	(13)(20)

Donald F. Robillard, Jr.	Common Stock	51,156	(14)(20)

Mark W. Smith	Common Stock	73,703	(15)

Kevin G. Cramton	Common Stock	23,553	(16)

José R. Mas	Common Stock	23,553	(17)(20)

Delaney M. Bellinger	Common Stock	6,595	(18)

Mary M. VanDeWeghe	Common Stock	2,288	(20)

All Directors and Executive Officers as a Group	Common Stock	5,276,745	(19)	4.75%

(1)
Unless otherwise indicated, all shares are owned directly by the named person, and he or she has sole voting and investment power with respect to such shares. Shares owned include restricted shares over which the named person has voting but not investment power. Stock options held by the named person include options exercisable within 60 days of January 5, 2021.

(2)
Percentage calculation not included if beneficial ownership is less than one percent of class.

(3)
Includes options to purchase 193,860 shares; 7,732 restricted shares; 21,302 shares fully vested under our 401(k) Plan; 27,470 shares owned by Mr. Helmerich's wife, with respect to which he has disclaimed all beneficial ownership; 1,583,015 shares held by Mr. Helmerich as trustee for various family trusts for which he possesses voting and investment power; 65,600 shares held by The Helmerich Trust, an Oklahoma charitable trust, for which Mr. Helmerich is a trustee for which he possesses voting and investment power; 120,000 shares owned by Saddleridge LLC, of which he is a manager and possesses voting and investment power, and 44,000 shares held by Helmerich Grandchildren LLC, of which he is a manager and possesses voting and investment power.

(4)
Includes options to purchase 659,802 shares; 166,539 restricted shares; and 9,146 shares fully vested under our 401(k) Plan.

(5)
Includes options to purchase 143,424 shares; 39,300 restricted shares; and 1,780 shares fully vested under our 401(k) Plan.

(6)
Includes options to purchase 155,082 shares and 8,851 restricted shares.

   2021 Proxy Statement   |   71

STOCK OWNERSHIP INFORMATION
(7)
Includes options to purchase 123,768 shares and 6,085 restricted shares.

(8)
Includes options to purchase 84,914 shares and 42,912 restricted shares.

(9)
Includes options to purchase 44,717 shares and 5,154 restricted shares.

(10)
Includes options to purchase 44,717 shares and 5,154 restricted shares.

(11)
Includes options to purchase 38,659 shares and 34,970 restricted shares.

(12)
Includes options to purchase 42,945 shares and 5,154 restricted shares.

(13)
Includes options to purchase 44,717 shares.

(14)
Includes options to purchase 40,159 shares.

(15)
Includes options to purchase 11,957 shares and 50,662 restricted shares.

(16)
Includes options to purchase 12,613 shares and 5,154 restricted shares.

(17)
Includes options to purchase 12,613 shares and 5,154 restricted shares.

(18)
Includes options to purchase 2,926 shares.

(19)
Includes options to purchase 1,687,087 shares; 446,423 restricted shares; and 32,228 shares fully vested under our 401(k) Plan. Includes shares beneficially owned by Messrs. Clark and Stauder who retired from the Company on May 1, 2020 and July 17, 2020, respectively.

(20)
The value of Director stock units and restricted stock units under our Director Plan are based on the market price of our Common Stock and possess dividend equivalent reinvestment rights but are settled in cash; consequently, such stock units are not included in the table. Stock units and restricted stock units are held as follows as of January 5, 2021: Rust, 21,071 stock units; Petrie, 7,257 restricted stock units; Foutch, 27,036 stock units and 5,473 restricted stock units; Robillard, 12,509 stock units and 5,473 restricted stock units; Bellinger, 5,473 restricted stock units; and VanDeWeghe, 5,473 restricted stock units.

72   |   2021 Proxy Statement

ADDITIONAL INFORMATION
Householding of Annual Meeting Materials

The SEC has adopted rules that permit companies and intermediaries, such as brokers and banks, to provide notice to an address shared by two or more stockholders by delivering a single notice to those stockholders. This procedure is referred to as "householding." We do not household our notice with respect to our stockholders of record. However, if you hold your shares in street name, your intermediary, such as a broker or bank, may rely on householding and you may receive a single notice if you share an address with another stockholder.

Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of the notice, or if you are receiving multiple copies of the notice and wish to receive only one, please notify your broker. Stockholders who currently receive multiple notices at their address and would like to request "householding" of their communications should contact their broker.

Stockholder Proposals and Nominations
PROPOSALS FOR INCLUSION IN OUR 2022 PROXY MATERIALS

SEC rules permit stockholders to submit proposals to be included in our proxy materials if the stockholder and the proposal satisfy the requirements specified in Rule 14a-8 under the Exchange Act. For a stockholder proposal to be considered for inclusion in our proxy statement and accompanying proxy for the 2022 Annual Meeting of Stockholders, the proposal must be received by our Corporate Secretary at the address provided below on or before September 21, 2021.

DIRECTOR NOMINATIONS FOR INCLUSION IN OUR 2022 PROXY MATERIALS (PROXY ACCESS)

Our proxy access by-law permits a stockholder (or a group of up to 20 stockholders) owning 3% or more of the Company's outstanding common stock continuously for at least three years to nominate and include in the Company's proxy materials Director candidates constituting up to the greater of two individuals or 20% of the Board of Directors, if the nominating stockholder(s) and the nominee(s) satisfy the requirements specified in our By-laws. For the 2022 Annual Meeting of Stockholders, notice of a proxy access nomination must be received by our Corporate Secretary at the address provided below during the period beginning August 22, 2021, and ending September 21, 2021.

OTHER PROPOSALS OR NOMINATIONS TO BE BROUGHT BEFORE OUR 2022 ANNUAL MEETING

Our By-laws permit a stockholder of record to propose items of business and/or nominate Director candidates that are not intended to be included in our proxy materials if the stockholder complies with the procedures set forth in our advance notice by-law.

For the 2022 Annual Meeting of Stockholders, notice of such proposals or nominations must be received by our Corporate Secretary at the address provided below during the period beginning November 2, 2021, and ending December 2, 2021.

   2021 Proxy Statement   |   73

ADDITIONAL INFORMATION
ADDRESS FOR SUBMISSION OF NOTICES AND ADDITIONAL INFORMATION

All stockholder nominations or proposals of other items of business to be considered by stockholders at the 2022 Annual Meeting of Stockholders (whether or not intended for inclusion in our proxy materials) must be submitted in writing to:

Helmerich & Payne, Inc. Attention: Corporate Secretary 1437 South Boulder Avenue Suite 1400 Tulsa, Oklahoma 74119

In addition, both the proxy access and the advance notice provisions of our By-laws require a stockholder's notice of a nomination or other item of business to include certain information. Director nominees must also meet certain eligibility requirements. Any stockholder considering introducing a nomination or other item of business should carefully review our By-laws.

By Order of the Board of Directors,
/s/ William H. Gault
William H. Gault Corporate Secretary

Dated: January 19, 2021

74   |   2021 Proxy Statement

OUR 100-YEAR LEGACY

H&P is the leading U.S. unconventional driller, and our drilling experience spans the globe. Our company currently owns and operates land rigs across North America, South America and the Middle East, with offshore rigs in the Gulf of Mexico.
Our people drive our success. H&P is dedicated to providing opportunities and a work environment that is both personally and professionally rewarding. It's the reason many of our employees remain with us throughout their career.

A century of achievement, a reputation of excellence. Since 1920, Helmerich & Payne has been the industry's most trusted partner in drilling productivity and reliability.

Helmerich & Payne, Inc. 1437 South Boulder Avenue Tulsa, Oklahoma 74119 helmerichpayne.com

VIEW MATERIALS & VOTE w SCAN TO HELMERICH & PAYNE, INC. 1437 S. BOULDER AVENUE SUITE 1400 TULSA, OK 74119-3623 VOTE BY INTERNET Before the Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on March 1, 2021 for shares held directly and by 11:59 P.M. Eastern Time on February 25, 2021 for shares held in an employee benefit plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/HP2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on March 1, 2021 for shares held directly and by 11:59 P.M. Eastern Time on February 25, 2021 for shares held in an employee benefit plan. Have your proxy card in hand when you call and then follow the instructions. **If you vote by Internet or telephone, you do not need to mail back the attached proxy card. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D29519-P48168 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. HELMERICH & PAYNE, INC. The Board of Directors recommends you vote FOR each director nominee listed below in Proposal 1: 1. Election of Directors For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1a. Delaney M. Bellinger For Against Abstain The Board of Directors recommends you vote FOR Proposals 2 and 3. 1b. Kevin G. Cramton ! ! ! ! ! ! 1c. Randy A. Foutch 2. Ratification of Ernst & Young LLP as auditors for 2021. 3. Advisory vote on executive compensation. 1d. Hans Helmerich NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 1e. John W. Lindsay 1f. José R. Mas 1g. Thomas A. Petrie 1h. Donald F. Robillard, Jr. 1i. Edward B. Rust, Jr. 1j. Mary M. VanDeWeghe 1k. John D. Zeglis Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D29520-P48168 HELMERICH & PAYNE, INC. Annual Meeting of Stockholders This proxy is solicited by and on behalf of the Board of Directors The undersigned hereby appoints as his/her proxies, with powers of substitution and revocation, Hans Helmerich, John W. Lindsay, and Cara M. Hair, and each of them (the "Proxies"), to vote all shares of Helmerich & Payne, Inc., which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Helmerich & Payne, Inc., to be held virtually via a live webcast at www.virtualshareholdermeeting.com/HP2021, on Tuesday, March 2, 2021, at 12:00 noon, Central time, and all adjournments thereof. THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, FOR THE ELECTION OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3. IF ANY OTHER MATTER SHOULD PROPERLY BE BROUGHT BEFORE THE MEETING, THE PERSONS NAMED AS PROXIES WILL VOTE ON SUCH MATTERS IN ACCORDANCE WITH THEIR BEST JUDGMENT. Continued and to be signed on reverse side